                                                                   EXHIBIT 10.26

                               INDUSTRIAL LEASE



                                   BETWEEN:



                         VON-LAND CORPORATION LIMITED


                                    - and -


                             IRON AGE CANADA, LTD.

                               INDUSTRIAL LEASE

                               TABLE OF CONTENTS


                                                               PAGE

                                   ARTICLE 1
                                 Special Provisions              1

                                   ARTICLE 2
                           Leased Premises, Term and
                       Acceptance of the Leased Premises

     Section 2.1     Leased Premises                             3
     Section 2.2     Use of Additional Areas                     3
     Section 2.3     Grant and Term                              3
     Section 2.4     Construction of Leased Premises             3

                                   ARTICLE 3
                                     Rent

     Section 3.1     Covenant to Pay                             4
     Section 3.2     Basic Rent                                  5
     Section 3.3     Advance Rent and Security Deposit           5
     Section 3.4     Rent Past Due                               5

                                   ARTICLE 4
                           Taxes and Operating Costs

     Section 4.1     Taxes Payable by Landlord                   5
     Section 4.2     Taxes Payable by Tenant                     5
     Section  4.3    Business Taxes and Other Taxes of
                     of the Tenant                               6
     Section 4.4     Tenant's Proportionate Share of
                     Operating Costs                             7
     Section 4.5     Payment of Taxes and Operating Costs        7

                                   ARTICLE 5
                        Building - Control and Services

     Section 5.1     Control of Building                         7
     Section 5.2     Landlord's Services                         8
     Section 5.3     Tenant's Responsibilities                   9

     Section 5.4     Relocation of the Leased Premises           10
     Section 5.5     Additional Services                         10
     Section 5.6     Parking                                     10

                                   ARTICLE 6
                            Utilities and Heating,
                       Ventilating and Air-Conditioning

     Section 6.1     Charges for Utilities                       11
     Section 6.2     Heating, Ventilating and Air-Conditioning

                                   ARTICLE 7
                          Use of the Leased Premises

     Section 7.1     Use of the Leased Premises                  13
     Section 7.2     Conduct of Business                         13
     Section 7.3     Observance of Law                           13

                                   ARTICLE 8
                            Insurance and Indemnity

     Section 8.1     Tenant's Insurance                          14
     Section 8.2     Increase in Insurance Premiums              16
     Section 8.3     Cancellation of Insurance                   16
     Section 8.4     Loss or Damage                              16
     Section 8.5     Landlord's Insurance                        17
     Section 8.6     Indemnification                             18

                                   ARTICLE 9
                     Maintenance, Repairs and Alterations

     Section 9.1     Maintenance and Repairs by the Landlord     18
     Section 9.2     Maintenance and Repairs by the Tenant       18
     Section 9.3     Landlord's Approval of the Tenant's
                     Repairs                                     20
     Section 9.4     Removal and Restoration by the Tenant       21
     Section 9.5     Tenant to Discharge all Liens               22
     Section 9.6     Signs and Advertising                       22
     Section 9.7     Tenant Not to Overload Facilities           22
     Section 9.8     Tenant Not to Overload Floors               23

                                  ARTICLE 10
                            Damage and Destruction

     Section 10.1    Destruction of the Leased Premises           23
     Section 10.2    Destruction of the Building                  24
     Section 10.3    Expropriation                                24
     Section 10.4    Architect                                    25

                                  ARTICLE 11
                           Assignment and Subletting

     Section 11.1    Assignment and Subletting                    25
     Section 11.2    Assignment by the Landlord                   27

                                  ARTICLE 12
                            Access and Alterations

     Section 12.1    Right of Entry                               27

                                  ARTICLE 13
                      Status Statement, Subordination and
                                  Attornment

     Section 13.1    Status Statement                             28
     Section 13.2    Subordination and Attornment                 28
     Section 13.3    Attorney                                     29
     Section 13.4    Financial Information                        29

                                  ARTICLE 14
                                    Default

     Section 14.1    Right to Re-enter                            29
     Section 14.2    Right to Relet                               30
     Section 14.3    Expenses                                     31
     Section 14.4    Waiver of Exemption from Distress            31
     Section 14.5    Landlord's Rights                            31
     Section 14.6    Security Deposit                             32
     Section 14.7    Remedies Generally                           32

                                  ARTICLE 15
                                 Miscellaneous

     Section 15.1    Rules and Regulations                        33

     Section 15.2      Intent and Interpretation                  33
     Section 15.3      Overholding - No Tacit Renewal             34
     Section 15.4      Waiver                                     34
     Section 15.5      Accord and Satisfaction                    35
     Section 15.6      Force Majeure                              35
     Section 15.7      Notices                                    35
     Section 15.8      Registration                               36
     Section 15.9      Accrual of Basic Rent and Additional Rent  36
     Section 15.10     Compliance with the Planning Act           36
     Section 15.11     Quiet Enjoyment                            36
     Section 15.12     Consent and Approval                       36

     SCHEDULES

     SCHEDULE "A"      LEGAL DESCRIPTION                          38
     SCHEDULE "B"      PLAN OF THE BUILDING                       39
     SCHEDULE "C"      CONSTRUCTION OF THE LEASED                 40
                       PREMISES
     SCHEDULE "D"      RULES AND REGULATIONS                      45
     SCHEDULE "E"      DEFINITIONS                                47
     APPENDIX "A"      INDEMNITY AGREEMENT                        55
     RIDERS 1 AND 2    ADDITIONAL PROVISIONS                      59

     THIS LEASE is dated the 11th day of June, 1991.

BETWEEN:

          VON-LAND CORPORATION LIMITED,
          ----------------------------

          ("Landlord")

                         OF THE FIRST PART;

          - and -

          IRON AGE CANADA, LTD.,
          ---------------------

          ("Tenant")

                              OF THE SECOND PART.

                                  ARTICLE 1.
                              Special Provisions

     The following are certain special provisions, which are part of, and are referred to in subsequent provisions of this Lease. Any conflict or inconsistency between these special provisions and the provisions contained elsewhere in this Lease will be resolved in favour of the provisions contained elsewhere in this Lease:

     (a)  Leased Premises

          Those certain premises containing a Usable Area of approximately 12,538 square feet located on the ground floor of the Building as shown outlined in red on the plan attached as Schedule "B" and designated as Unit No. 2 (Section 2.1).
------------

     (b)  Fixturing Period

          See Rider 1.

     (c)  Commencement Date and Term

          The period of time commencing on the date (the "Commencement Date") which is the 1st day of July, 1991, and expiring five (5) years, being June 30, 1996, following the Commencement Date (or the last day of the calendar month in which the Commencement Date occurs if the Commencement Date is not the first day of a calendar month) (Section 2.3).
                       -----------

     (d)  Basic Rent

          Annual payments during the Term based upon the annual rate of Three Dollars and Fifty Cents ($3.50) per square foot of the Usable Area of the Leased Premises and payable in accordance with the terms of this Lease (Section 3.2).
                                                                 -----------

     (e)  Advance Rent and Security Deposit

          The sum of Five Thousand Two Hundred and Twenty-Four Dollars and Seventeen Cents ($5,224.17) to be applied by the Landlord on account of the first month's payment of Basic Rent and Additional Rent as it falls due, and the sum of Seven Hundred and Thirty-One Dollars and Thirty-Eight Cents ($731.38) representing GST (Section 3.3) and Five Thousand Two Hundred and Twenty-Four
                  -----------
Dollars and Seventeen Cents ($5,224.17) to be held as a Security Deposit and applied in accordance with Section 14.6.

     (f)  Address of Landlord (Section 15.8)
                               ------------

          30 Floral Parkway
          Concord, Ontario
          L4K 4R1

     (g)  Address of Tenant (Section 15.8)
                             ------------

          475 North Rivermede Road
          Unit #2
          Concord, Ontario
          L4K 3R2

     (h)  Indemnifier (Appendix "A")
                       ------------

          Iron Age Corporation

     (i)  Address of Indemnifier (Appendix "A")
                                  ------------

          2406 Woodmere Drive
          Pittsburgh, Pennsylvania  15205

     (j)  Use of the Leased Premises (Section 7.1)
                                      -----------

          The Tenant will use the Leased Premises solely for the purpose of office and warehousing for safety shoes and related items.

     (k)  Additional Provisions

          See Riders 1 and 2 attached hereto and forms a part hereof.

                                  ARTICLE 2.
          Leased Premises, Term and Acceptance of the Leased Premises

     Section 2.1    Leased Premises

          The Landlord leases to the Tenant, and the Tenant leases from the Landlord, the Leased Premises.

     Section 2.2    Use of Additional Areas

          The Tenant's use of the Leased Premises includes the non-exclusive right of the Tenant and persons having business with the Tenant in common with the Landlord and all others entitled, to the use of the Common Areas and Facilities.

     Section 2.3    Grant and Term

          The Tenant shall, subject to the terms of this Lease, have and hold the Leased Premises during the Term (being the period referred to in Paragraph
(c) of the Special Provisions) subject to the payment of Basic Rent and Additional Rent and the observance and performance of the terms, covenants and conditions contained in this Lease.

     Section 2.4    Construction of Leased Premises

     (a) The Landlord will complete the work designated as "Landlord's Work" in accordance with the provisions of Schedule "C".

     (b) Notwithstanding anything contained in this Section 2.4, the Landlord may upon reasonable notice to the Tenant require the Tenant to perform parts of the Tenant's Work prior to the completion of the Landlord's Work in any case where the nature or state of all work is such that the Landlord considers it necessary or desirable to do so. The Landlord may require that all mechanical and electrical work to be done with respect to the Leased Premises by or on behalf of the Tenant shall be carried out by the Landlord's contractors and employees at the Tenant's cost and expense which is repayable by the Tenant to the Landlord upon demand as Additional Rent.

     (c) The Landlord shall give the Tenant at least fifteen (15) days prior written notice of the date upon which possession of the Leased Premises will be available to the Tenant with the Landlord's Work substantially completed or completed to the extent that the Tenant's Work can be performed by the Tenant in conjunction with the Landlord's Work. The Tenant shall, during the Fixturing Period (being the period referred to in Paragraph (b) of the Special

Provisions), enter upon and take possession of the Leased Premises for the purpose of completing the Tenant's Work, in common with the Landlord and the Landlord's contractors and employees. During the Fixturing Period, the Tenant shall:

          (i) perform the Tenant's Work and cause its employees and contractors to do their work so as not to interfere with the Landlord's contractors and employees in the completion of the Landlord's Work, and

          (ii) be bound by all of the terms, covenants and conditions of this Lease (including, without limitation, the payment of all insurance premiums, electricity, water, temporary heat, security, refuse removal and other Utilities and services furnished to the Tenant or its contractors by the Landlord or others and all other Additional Rent, all as estimated by the Landlord, acting reasonably) except those requiring payment of Basic Rent.

          Upon the expiration of the Fixturing Period, Basic Rent shall be payable in accordance with the terms of this Lease.

     (d)  If there is a dispute as to (i) completion of the Landlord's Work, or
(ii) the availability of the Leased Premises for possession by the Tenant, or
(iii) the Usable Area of the Leased Premises, the opinion of the Landlord's Architect will be final and binding.

     (e) The Tenant will examine the Leased Premises before taking possession and unless the Tenant serves the Landlord with written notice specifying any deficiencies or defects within ten (10) days after taking possession, the Tenant will be deemed to have examined the Leased Premises and to have agreed that they are in good order and that the Landlord's Work has been satisfactorily completed. There is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodelling [sic] or redecorating of, or installation of equipment or fixtures in, the Leased Premises, unless expressly set forth in this Lease.

     (f) The Tenant acknowledges that if there is a delay which results in the Building or the Landlord's Work not being completed on schedule, the Tenant shall and does hereby release the Landlord from all costs, expenses, claims, losses or damages suffered or incurred as a result of such delay whether or not caused, or to the extent contributed to, by the acts, omissions or negligence of the Landlord or those for whom it is at law responsible.

          See Rider 1.
          See Rider 2.

                                  ARTICLE 3.
                                     Rent

     Section 3.1    Covenant to Pay

          The Tenant will pay Basic Rent and Additional Rent when due and payable as set out in this Lease and without any set-off, deduction, abatement or demand.

     Section 3.2    Basic Rent

          The Tenant will, from and after the Commencement Date and thereafter throughout the Term, pay the Landlord as Basic Rent, in equal consecutive monthly installments, in advance on the first day of each calendar month of each Rental Year, without any prior demand therefor, the annual sum based upon the annual rate specified in Paragraph (d) of the Special Provisions. Basic Rent will be pro-rated on a daily basis for any fractional month period at the beginning or end of the Term.

     Section 3.3    Advance Rent and Security Deposit

          The Landlord acknowledges receipt of the sum specified in Paragraph
(e) of the Special Provisions as Advance Rent to be held without interest by the Landlord and applied on account of the Basic Rent and Additional Rent payable during the first month of the Term.

     Section 3.4    Rent Past Due

          If the Tenant fails to pay any Rent when due, then, in addition to all other rights and remedies available to the Landlord, the unpaid amounts will bear interest upon demand from the due date to the date of payment at an annual rate of four (4) percentage points above the Prime Rate, calculated and compounded monthly.

                                  ARTICLE 4.
                           Taxes and Operating Costs

     Section 4.1    Taxes Payable by Landlord

          The Landlord will, subject to Sections 4.2 and 4.4 pay directly to the taxing authority all Taxes. The Landlord may, nevertheless, defer payment of Taxes to the fullest extent permitted by law, so long as it diligently prosecutes any contest or appeal of Taxes.

     Section 4.2    Taxes Payable by Tenant

     (a) The Tenant shall, on or before the due date therefor, pay to the lawful taxing authorities, or to the Landlord, as it may direct, as Additional Rent, all Taxes levied or assessed against the Leased Premises based upon a separate real property tax bill or separate real property assessment notice issued by any taxing authority in respect of the Leased Premises. Payment of Taxes will be made by the Tenant upon demand and in no event later than seven
(7) days prior to the date when such Taxes are due to the relevant governmental authority. If separate tax bills or assessment notices are not available, then the Tenant will pay to the Landlord for each Rental Year, its Proportionate Share of those Taxes that are imposed against the Property, including without limitation, the Common Areas and Facilities, whether or not there are separate real property tax bills or separate real property assessment notices issued by a taxing authority.

     (b) In addition to the Rent payable hereunder, the Tenant will pay to the Landlord (acting as agent for the taxing authority if applicable) or directly to the taxing authority (if required by the applicable legislation) in the manner specified by the Landlord, the full amount of all goods and services taxes, sales taxes, value-added taxes, multi-stage taxes, business transfer taxes and any other taxes imposed on the Tenant in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space by the Tenant under
this Lease (collectively and individually, "GST").   GST is payable by the
Tenant whether characterized as a goods and services tax, sales tax, value-added tax, multi-stage tax, business transfer tax, or otherwise. GST so payable by the Tenant will: (i) be calculated by the Landlord in accordance with the applicable legislation; (ii) be paid by the Tenant at the same time as the amounts to which the GST applies are payable to the Landlord under the terms of this Lease (or upon demand at such other time or times as the Landlord from time to time determines); and (iii) despite anything else in this Lease, be considered not to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery with respect to such amounts as it have for non-payment of Rent under this Lease or at law.

     (c) If the Landlord, acting equitably, determines that as a result of the construction or installation of any Leasehold Improvements or Fixtures in the Leased Premises, the use of the Leased Premises or the particular location of the Leased Premises within the Building, the Tenant's Proportionate Share of Taxes payable in accordance with subparagraph (a) above does not accurately reflect the proper share of the Taxes which should in the Landlord's opinion be payable by the Tenant, the Landlord may increase or decrease the Tenant's Proportionate Share of Taxes and the Tenant will pay such adjusted amount rather than the Tenant's Proportionate Share as set out in subparagraph (a) above.

     (d) If the Tenant or permitted Transferee or other occupant of the Leased Premises shall elect to have the Leased Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord as Additional Rent, as soon as the amount of such separate school taxes is ascertained, any amount of which the amount of separate school taxes exceeds the amount which would otherwise have been payable for school taxes had such election not been made by the Tenant or the Transferee or other occupant of the Leased Premises.

     Section 4.3    Business Taxes and Other Taxes of the Tenant

     (a) The Tenant will pay to the lawful taxing authorities or to the Landlord, as the Landlord directs, all business taxes, personal property taxes, licence [sic] fees or other similar rates and assessments levied or assessed against or in relation to the Tenant's business, assets, Leasehold Improvements and Fixtures in the Leased Premises and shall promptly deliver to the Landlord receipts evidencing payment of all such taxes and furnish such other information in connection therewith as the Landlord reasonably requires.

     (b) The Tenant will indemnify and hold the Landlord harmless from and against payment of all loss, costs, charges and expenses occasioned by or arising from all Taxes and the amounts payable pursuant to Section 4.3(a) and any taxes which may in future be levied in lieu of or in addition to such amounts or which may be assessed against any rentals payable pursuant to this Lease in lieu of such amounts, whether against the Landlord or the Tenant, including, without limitation, any increase in Taxes and the amounts payable pursuant to Section 4.3(a) arising directly or indirectly out of any appeal or contestation of the Tenant. The Tenant will deliver to the Landlord such security for any increase in Taxes or other amounts payable hereunder as the Landlord deems advisable.

     Section 4.4    Tenant's Proportionate Share of Operating Costs

          The Tenant will pay, in accordance with Section 4.5, the Tenant's Proportionate Share of Operating Costs.

     Section 4.5    Payment of Taxes and Operating Costs

     (a)  The amounts payable by the Tenant under Sections 4.2 and 4.4 (and
Section 4.3, if applicable) may be estimated (and estimates may be revised) by the Landlord. Subject to Sections 4.2(a) and (c), the Tenant agrees to pay the Landlord the Tenant's Proportionate Share of the amounts payable under Sections
4.2 and 4.4 (and the amounts payable under Section 4.3, if applicable) as estimated, in monthly installments in advance, together with Basic Rent. Any amounts received by the Landlord pursuant to Sections 4.2 and 4.3 during any Rental Year after the Tenant has paid its full share of Taxes for such Rental Year shall be credited against the Tenant's share of Taxes for the subsequent Rental Year.

     (b) Within one hundred and twenty (120) days after the end of the period for which the estimated payments have been made, the Landlord will determine and advise the Tenant of the exact amount of the Tenant's Proportionate Share of Taxes and Operating Costs. If necessary, an adjustment will be made between the parties within fifteen (15) days after the Tenant has been advised of the actual amounts. This provision shall survive the expiration or earlier termination of the Term of this Lease.

                                  ARTICLE 5.
                        Building - Control and Services

     Section 5.1    Control of the Building

     (a) The Landlord will operate and maintain the Building as would a prudent landlord of a similar industrial building having regard to size, age and location.

     (b) The Building is at all times subject to the exclusive control, management and operation of the Landlord. The Landlord has the right with respect to such control, management and operation to:

          (i) obstruct or close off all or any part of the Property for the purpose of maintenance, repair or construction;

          (ii) employ all personnel necessary for the operation and management of the Building, either directly or through a third party property management company;

          (iii) construct other improvements and make alterations, additions, subtractions or re-arrangements, build additional storeys and construct facilities adjoining or proximate to the Building, including underground tunnels and pedestrian walkways and overpasses;

          (iv) do and perform such other acts in and to the Building, as, in the use of good business judgment, the Landlord determines to be advisable for the more efficient and proper operation of the Building; and

          (v) control, supervise and regulate the Parking Areas in such manner as the Landlord determines from time to time, including, without limitation, imposing charges or rates as may from time to time be determined by the Landlord for the use of the Parking Areas.

     (c) The Landlord is not subject to any liability, nor is the Tenant entitled to any compensation or abatement of Rent as a result of the Landlord's exercise of its rights conferred under Section 5.1 so long as the Landlord proceeds as expeditiously as reasonably possible to minimize interference with the Tenant's business.

     Section 5.2    Landlord's Services

     (a) During the Term, the Landlord shall provide to the Leased Premises upon the terms and subject to the conditions set out in Section 5.2(b) hereof, Utilities in such quantities as the Landlord, in its sole discretion, determines to be reasonable. If the Tenant's equipment requires Utilities in excess of the quantities normally supplied by the Landlord and the Tenant requests the Landlord to supply such excess quantities, facilities to supply such excess quantities may be provided by the Landlord at the sole expense of the Tenant, if such excess quantities are available, subject to the following conditions:

          (i) the Landlord will have the right to refuse to supply such excess utilities if the supplying of additional facilities or excess utilities shall in any way affect the operation, the aesthetics or the structure of the Building, or in any way reduce the efficiency of existing electricity, water or other utilities supplied to the Building; and

          (ii) the actual cost of supplying such additional facilities or excess utilities shall be paid by the Tenant to the Landlord upon demand and in accordance with Section 6.1 hereof, together with an amount equal to fifteen percent (15%) of the total cost thereof representing the Landlord's overhead and administrative costs.

     (b) The provision by the Landlord of the services and utilities referred to in Section 5.2(a) shall be subject to the following terms and conditions:

          (i) any use of the Leased Premises not in accordance with the design standards of the Building or any arrangement of partitions which interferes with the normal operation of the climate control system for the Building may require changes or alterations in the system or the ducts. Any changes or alterations so required, if such changes can be accommodated by the Landlord's equipment, shall be made by the Landlord, at the Tenant's expense, and only after such changes or alterations have received the Landlord's prior written consent. If installation of partitions, equipment or fixtures by or on behalf of the Tenant (other than the partitions installed pursuant to the Landlord's Work as set out in Schedule "C") necessitates the rebalancing of the portion of the climate control equipment serving the Leased Premises, such work will be performed by the Landlord at the Tenant's expense, together with an amount equal to fifteen percent (15%) of the total expense thereof representing the Landlord's overhead and administrative costs, and shall be payable by the Tenant within five (5) days after written demand as Additional Rent; and

          (ii) the Landlord will not be responsible for any inadequacy of performance of the climate control system serving the Leased Premises. If the use of the Leased Premises does not accord with the building requirements and changes in the climate control system are desirable or necessary to accommodate such use, the Landlord may make such changes and the entire cost thereof shall be paid by the Tenant to the Landlord as Additional Rent as set out in subparagraph (ii) hereof. If, in the opinion of the Landlord, such changes result in Operating Costs in excess of those which would have occurred had such changes not been made, the Landlord may estimate the amount of such excess on a reasonable basis and such amount shall be payable by the Tenant as Additional Rent in accordance with the terms of this Lease.

     Section 5.3    Tenant's Responsibilities

          The Tenant will set temperature levels on those portions of the climate control equipment within and exclusively serving the Leased Premises so as to maintain such reasonable conditions of temperature and humidity within the Leased Premises as are determined by the Landlord and its Architect and engineers. The Tenant shall comply with such stipulations and with all Rules and Regulations of the Landlord pertaining to the operation of such equipment. If the Tenant fails to comply with such stipulations and the Rules and

Regulations, the Landlord shall be entitled to take such steps as it deems advisable to correct such defaults (including, without limitation, entering upon the Leased Premises and assuming control of such equipment) without liability to the Tenant, and the Tenant will pay to the Landlord forthwith upon demand as Additional Rent all costs and expenses incurred by the Landlord in so doing, together with an amount equal to fifteen percent (15%) of such costs and expenses representing the Landlord's overhead and administrative costs.

     Section 5.4    Relocation of the Leased Premises

          At any time and from time to time during the Term, the Landlord shall be entitled to relocate or rearrange the Leased Premises from the location shown on Schedule "B" or to make alterations, additions or reductions to the Leased Premises provided that:

     (a) the Usable Area of the Leased Premises is not increased or decreased by more than ten percent (10%); and

     (b) the Landlord effects such alterations, additions, reductions, relocation or rearrangement at its expense, including all Leasehold Improvements in the Leased Premises, all moving costs and all other reasonable direct costs incurred by the Tenant as evidenced by paid invoices delivered by the Tenant to the Landlord.

     Section 5.5    Additional Services

          If the Tenant requires any Additional Services to be performed in or relating to the Leased Premises, it shall so advise the Landlord in writing, and the Landlord shall have the right, but shall not be obligated, to perform any such Additional Services. If the Landlord performs any such Additional Services, the Tenant shall pay all costs and expenses incurred by the Landlord or on the Landlord's behalf in performing or completing such Additional Services forthwith upon receipt of the invoice therefore from the Landlord, together with an amount equal to fifteen percent (15%) of such costs and expenses representing the Landlord's overhead and administrative costs. If the Landlord does not wish to exercise its right to perform any Additional Services, the Tenant shall not cause any such Additional Services to be performed by any other Person unless and until it has obtained the consent of the Landlord in writing to (i) the performance of such Additional Services; and (ii) the Person to be performing such Additional Services, such consent not to be unreasonably withheld.

     Section 5.6    Parking

          The Landlord shall provide free surface parking in the Parking Areas on a first-come, first-served basis. It is understood and agreed that the use of such Parking Areas by the Tenant and its employees and invitees shall be subject to the following provisions:

     (a) the Landlord reserves the right to make such rules and regulations with respect to the use of the Parking Areas provided for the Building as the Landlord deems advisable from time to time;

     (b)  the Tenant shall use the Parking Areas at its sole risk; and

     (c) the use by the Tenant of the Parking Areas is subject to the exclusive control of the Landlord.

     See Rider 1 (Parking).

                                  ARTICLE 6.
                             Utilities and Heating
                       Ventilating and Air-Conditioning

     Section 6.1    Charges for Utilities

     (a) If there are separate meters (other than check meters) installed pursuant to Section 6.1(d) for the Leased Premises, the Tenant will pay Utilities directly to the Utility suppliers on the basis of the separate meters.

     (b) If there are no separate meters for the Leased Premises, the Tenant will pay to the Landlord, or as the Landlord otherwise directs, as Additional Rent, the aggregate, without duplication, of:

          (i) the cost of all Utilities applicable or attributable to the Leased Premises, as determined by the Landlord;

          (ii) the costs of any other charges levied or assessed in lieu of or in addition to such Utilities as determined by the Landlord;

          (iii) all costs incurred by the Landlord in determining or allocating the charge for Utilities including, without limitation, professional engineering and consulting fees; and

          (iv) an administration fee of fifteen percent (15%) of the costs and charges referred to in subparagraphs (i) to (iii) hereof.

     Charges for Utilities will be paid in equal monthly instalments [sic] in advance on the basis of an initial rate determined by the Landlord's engineers. Such initial rate shall be based upon the Tenant's Proportionate Share of the Utilities. If the Landlord or its engineers determine that the Tenant is obligated to pay an additional charge for the supply and usage of water electricity, steam and other Utilities to the Leased Premises in excess of the standard usage of general industrial premises in the Building, the additional charge for Utilities shall be calculated on the basis determined by the Landlord's engineers, together with all costs incurred by the Landlord in determining or allocating the additional charge for Utilities. If the public utility rate is increased or decreased during the Term, the charges will be equitably adjusted and the decision of the Landlord, acting reasonably, will be final. If the Tenant requests the supply of Utilities to the Leased Premises after Normal Business Hours, the Tenant will, in addition, pay forthwith upon demand as Additional Rent, all costs of supplying Utilities to the Leased Premises after Normal Business Hours as determined by the Landlord's engineers.

     (c) The Tenant shall, as required and at its sole expense, attend to the replacement of standard electric light bulbs, tubes and ballasts in the Leased Premises throughout the Term. If the Tenant requests that the Landlord relamp and reballast as required, then the replacement of standard electric light bulbs, tubes and ballasts in the Leased Premises will be undertaken by the Landlord at such time as they actually burn out and after notice from the Tenant that replacement is required. In that event, the cost of replacement and installation will be paid by the Tenant with the next monthly payment of Additional Rent, together with an amount equal to fifteen percent (15%) of such cost representing the Landlord's overhead and administrative costs.

     (d) The Tenant shall pay for the costs of any metering which the Tenant requests the Landlord to install in the Leased Premises, or which the Landlord wishes to install in the Building, for the purpose of assisting in determining the consumption of any Utility in the Leased Premises.

     (e) In no event shall the Landlord be liable for, nor shall the Landlord have any obligation with respect to any interruption or cessation of, or failure in the supply of, any Utilities, services or systems in, to or serving the Building or the Leased Premises, whether or not supplied by the Landlord or otherwise.

     Section 6.2    Heating, Ventilating and Air-Conditioning

     (a) Subject to Section 6.2(b) hereof, the Tenant shall, throughout the Term, operate, regulate, maintain, repair and, if necessary, replace the heating, ventilating and air-conditioning equipment within and serving the Leased Premises, including without limitation, the heating, ventilating and air-conditioning unit which is located on the roof of the Leased Premises.

     (b) Notwithstanding anything to the contrary contained herein, in the event that access to the roof is required in order [sic] maintain, repair or replace any portion of the heating, ventilating and air-conditioning unit located thereon, the Tenant shall advise the Landlord in writing and such maintenance, repairs or replacements will be performed only by the Landlord. The Tenant shall pay to the Landlord, upon demand, the cost of completing such maintenance, repairs or replacements together with an amount equal to fifteen percent (15%) of such costs representing the Landlord's overhead and administrative costs. The

Tenant acknowledges and agrees that it shall not, nor shall it permit any Person to, enter onto the roof for any purpose whatsoever at any time during the Term hereof.

     See Rider 1 (Conditions of mechanical installations).

                                  ARTICLE 7.
                          Use of the Leased Premises

     Section 7.1    Use of the Leased Premises

     The Leased Premises will be used solely for the purpose specified in Paragraph (j) of the Special Provisions and the Tenant will not use or permit or suffer the use of, the Leased Premises or any part thereof for any other business or purpose.

     Section 7.2    Conduct of Business

     The Tenant will occupy the Leased Premises and commence its business operations in the Leased Premises from and after the Commencement Date and will thereafter throughout the Term use the whole of the Leased Premises in a reputable and prudent manner. The Tenant will not commit or permit to be committed any waste or injury to the Leased Premises, the Leasehold Improvements or Fixtures or any other part of the Property or any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Building. The Tenant will not use or permit, or suffer the use of the Leased Premises or any part of it for any business which, either directly or indirectly, involves the preparation, production or storage of any toxic or hazardous substances or materials including, without limitation, any products of waste, asbestos, urea formaldehyde foam insulation, radon gas, PCBs or any other contaminant as defined in the Environmental Protection Act, R.S.O. 1980, c. 141, as amended. Any business conducted by the Tenant, whether through advertising or selling procedures or otherwise, which in the opinion of the Landlord may harm or tend to harm the business or reputation of the Landlord or reflect unfavourably on the whole or any part of the Property, the Landlord or other tenants in the Building, will be immediately discontinued by the Tenant at the request of the Landlord. The Tenant agrees not to refer to the Building by any name other than that designated from time to time by the Landlord and the Tenant will use the name of the Building for the business address of the Tenant but for no other purpose. Upon at least thirty (30) days prior written notice to the Tenant, the Landlord may change the name of the Building and the Landlord shall not be responsible for any costs or expenses incurred by the Tenant as a result of such change of name.

     Section 7.3    Observance of Law

     The Tenant will, at its expense, and subject to Section 9.3:

     (a) comply with all provisions or changes of law and other requirements of all governmental bodies which pertain to or affect the Leased Premises or require or govern the making of any repairs, alterations or other changes of or to the Leased Premises or the Tenant's use of it; and

     (b) obtain all necessary permits, licences [sic] and approvals relating to the use of the Leased Premises and the conduct of business therein, including, without limitation, those required under the Business Corporations Act (Ontario) and the Investment Canada Act.

                                  ARTICLE 8.
                            Insurance and Indemnity

     Section 8.1    Tenant's Insurance

     (a) The Tenant shall, throughout the period that the Tenant is given possession of the Leased Premises and during the entire Term at its sole cost and expense, take out and keep in full force and effect and in the names of the Tenant, the Landlord, the Owners and the Mortgagee as their respective interests may appear, the following insurance:

          (i) "All Risks" (including flood and earthquake) insurance in an amount equal to the full replacement cost of all property owned by the Tenant, or for which the Tenant is legally liable or installed by or on behalf of the Tenant, and located within the Building including, but not limited to, furniture, fixtures, installations, alterations, additions, partitions and all other Leasehold Improvements. Such insurance shall include a standard joint loss agreement;

          (ii) Broad Form Boiler and Machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount of at least the replacement cost of all Leasehold Improvements, contents and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (except for the Landlord) on behalf of the Tenant in the Leased Premises. Such insurance shall include a joint loss agreement;

          (iii) Comprehensive General Liability Insurance including personal injury, broad form contractual liability, owners' and contractors' protective, contingent employers' liability, employers' liability, medical payments, products liability, completed operations, non-owned automobile liability, all coverages with respect to the Leased Premises and the Tenant's use of the Common Areas. Such policies shall be written on a comprehensive basis with inclusive limits of not less than Five Million Dollars ($5,000,000.00) or such higher limits as the Landlord or the Mortgagee may require from time to time. Such insurance shall contain severability of interests and cross-liability clauses and the Owners, the Landlord and the Mortgagee shall be added as additional named insureds with respect to liability arising out of the Tenant's operations, including the Tenant's use and occupation of the Leased Premises;

          (iv) All Risks Tenant's Legal Liability insurance for the replacement cost value of the Leased Premises including loss of use thereof;

          (v) insurance covering the cost of repair and replacement of glass broken on the Leased Premises including outside windows and doors on the perimeter of the Leased Premises; and

          (vi) any other forms of insurance as the Landlord, acting reasonably, or the Mortgagee requires from time to time, in forms and amounts and for risks against which a prudent tenant would insure.

     (b) The following terms and conditions are applicable to the insurance policies specified under Section 8.1(a):

          (i) the policies specified under Sections 8.1(a)(i), (ii) and (iii) shall contain the Mortgagee's standard mortgage clause and may have reasonable deductibles. If there is a dispute as to the full replacement cost, the Landlord's evaluation will prevail;

          (ii) the policies specified under Sections 8.1(a)(i), (ii) and (iii) shall contain a mutual waiver of any subrogation rights which the Tenant's insurance may have against the Landlord, the Owners and the Mortgagee and those for whom they are in law responsible, whether the damage is caused or contributed to by their act, omission or negligence;

          (iii) all of the policies shall be taken out with insurers reasonably acceptable to the Landlord and in a form reasonably satisfactory to the Landlord;

          (iv) all of the policies shall be non-contributing with and only apply as primary and not as excess to any other insurance available to the Landlord, the Owners and the Mortgagee;

          (v) none of the policies shall be invalidated as respects the interests of the Landlord, the Owners and the Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies; and

          (vi) all of the policies shall contain an undertaking by the insurers to notify the Landlord, the Owners and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation or termination.

     The Tenant agrees to deliver certificates of insurance or, if requested by the Landlord, complete certified copies of policies, to the Landlord within thirty (30) days after the placing of the required insurance. No review or approval of such insurance documentation by the

Landlord shall derogate from or diminish the Landlord's rights or the Tenant's obligations contained in this Lease including, without limitation, those contained in Article 8.

     (c) If there is damage or destruction to the Leasehold Improvements in the Leased Premises, the Tenant will use the full insurance proceeds received in respect of such damage or destruction for the sole purpose of repairing or restoring them. If there is damage to or destruction of the Building entitling the Landlord to terminate this Lease under Section 10.2, then, if the Leased Premises have also been damaged or destroyed, the Tenant will pay the Landlord all of its insurance proceeds relating to the Leasehold Improvements.

     Section 8.2    Increase in Insurance Premiums

     If (a) the occupancy of the Leased Premises; (b) the conduct of business in the Leased Premises; or (c) any acts or omissions of the Tenant in the Leased Premises or in any other part of the Building results in any increase in premiums to the insurance carried by the Landlord with respect to any part of the Building, the Tenant will pay the increase in premiums within five (5) days after invoices for additional premiums are rendered by the Landlord. In determining whether the Tenant is liable for increased premiums and the amount for which the Tenant is responsible, a schedule issued by the organization that computes the insurance rate on the Property showing the components of the rate will be conclusive evidence of the items that make up the rate.

     Section 8.3    Cancellation of Insurance

     If any insurance policy in respect of any part of the Building is cancelled or threatened by the insurer to be cancelled, or the coverage reduced by the insurer by reason of the use and occupation of the Leased Premises and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice by the Landlord, the Landlord may, at its option, either (a) exercise its rights of re-entry including termination under Article 14, or (b) at the Tenant's expense, enter upon the Leased Premises and remedy the condition giving rise to the cancellation, threatened cancellation or reduction.

     Section 8.4    Loss or Damage

     The Landlord and the Owners are not liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Building or damage to property of the Tenant or of others wherever located, whether or not resulting from (a) the negligence of the Landlord or the Owners or those for whom they may in law be responsible; (b) the Landlord's failure to supply any services or utilities required by this Lease where the failure is beyond the Landlord's reasonable control; (c) the existence of any hazardous or toxic substances or materials (including, without limitation, products of waste, asbestos, urea formaldehyde foam insulation, radon gas, PCBs or any other contaminant as defined in the Environmental

Protection Act, R.S.O 1980, c. 141, as amended) which are or have been located, stored or incorporated in or on any part of the Building; or (d) the exercise by the Landlord of any of its rights under this Lease. Without limiting the generality of the foregoing, the Landlord and the Owners shall not be liable for any injury or damage to Persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling ceiling fixtures and diffuser coverings, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Building, including pipes, sprinklers, appliances, plumbing works, roof, windows or the surface of any floor or ceiling of the Building or from any Lands adjoining the Building. In addition, the Landlord and the Owners shall not be liable for any damage to or destruction of any negotiable instruments, cash or other valuable property belonging to the Tenant or others and stored or otherwise contained in the Leased Premises. All property of the Tenant kept or stored on the Leased Premises will be so kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and the Owners and save them harmless from any claims arising out of any damages to the same including, without limitation, any subrogation claims by the Tenant's insurers. The intent of this Section is that the Tenant (and all other Persons having business with the Tenant) is to look solely to its insurers to satisfy any claim which may arise on account of death, injury, loss or damage, irrespective of its cause.

     Section 8.5    Landlord's Insurance

     The Landlord shall at all times throughout the Term carry:

     (a) broad form boiler and machinery insurance on items owned by the Landlord and the Owners (except property that the Tenant and other tenants of the Building are required to insure);

     (b) insurance on the Building (excluding the foundations and excavations) and the equipment contained in or servicing the Building against damage by fire and extended perils;

     (c) public liability and property damage insurance with respect to the Landlord's operations in the Building; and

     (d) other forms of insurance as would be carried by a prudent owner of a similar industrial building or considered advisable by the Owners, the Landlord or any Mortgagee.

     Notwithstanding the Landlord's obligation to insure as set out above and the Tenant's contribution to the cost of the Landlord's insurance premiums, the Tenant has no right to receive proceeds from the Landlord's insurance policies. Notwithstanding anything to the contrary contained herein, the Landlord shall be entitled to self insure with respect to any of the insurance required to be maintained by the Landlord pursuant to this Section 8.5 and the premiums and all other costs that would otherwise have been incurred with respect to such insurance may be included in Operating Costs in accordance with the provisions of Schedule "E".

     Section 8.6    Indemnification

     The Tenant will indemnify the Landlord and the Owners and save them harmless from and against all loss, claims, actions, damages, costs, liability and expense in connection with loss of life, personal injury, damage to property (including any portion of the Building and its equipment, machinery, services and Leasehold Improvements) or any other loss or injury arising from or out of this Lease, or any occurrence on the Property or any part thereof, or the Tenant's occupancy of the Leased Premises, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be in the Leased Premises or the Building by the Tenant. If the Landlord or the Owners are, without fault on their part, made a party to any litigation commenced by or against the Tenant, then the Tenant will protect, indemnify and hold the Landlord and the Owners harmless and pay all expenses and reasonable legal fees incurred or paid by the Landlord or the Owners in connection with the litigation. The Tenant will also pay all costs and legal fees (on a solicitor and his client basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease. The indemnity contained in this Section 8.6 shall survive the expiration or earlier termination of the Term of this Lease.

                                  ARTICLE 9.
                     Maintenance, Repairs and Alterations

     Section 9.1    Maintenance and Repairs by the Landlord

     The Landlord will maintain and repair the Structure of the Building and, subject to Section 6.2 hereof, the mechanical, electrical, heating, ventilating, air-conditioning and other base building systems of the Building, as would a prudent owner of a similar industrial building. Subject to the provisions of Schedule "E", the cost of such maintenance and repairs will be included in Operating Costs. However, if the Landlord is required, due to the business carried on by the Tenant, to make repairs or replacements to the Structure or any other part of the Building by reason of the application of laws, ordinances or other regulations of any governmental body, or by reason of any act, omission or default of the Tenant or those for whom the Tenant is in law responsible, then the Tenant will be liable for the total cost of those repairs or replacements plus fifteen percent (15%) of the total cost representing the Landlord's overhead and administrative costs.

     Section 9.2    Maintenance and Repairs by the Tenant

     (a) The Tenant will at all times, at its expense, maintain the whole of the Leased Premises including without limitation, all interior partitions, doors, electrical, lighting, wiring, plumbing fixtures and equipment and the heating, ventilating and air-conditioning systems and equipment within or exclusively serving the Leased Premises in good order, first-class condition and repair, as determined by the Landlord. The Tenant will make all needed repairs and replacements with due diligence and dispatch. If required by the Landlord or any governmental authority, the Tenant will, at its expense, remove from the Leased Premises any toxic or hazardous substances or materials (including without limitation, any products of waste, asbestos, urea formaldehyde foam insulation, radon gas, PCBs or any other contaminant as defined in the Environmental Protection Act, R.S.O. 1980, c. 141, as amended) which are or have been located, stored or incorporated in or on any part of the Leased Premises. The foregoing obligation to remove such toxic or hazardous substances or materials shall survive the expiration or earlier termination of the Term of this Lease. Notwithstanding anything contained in this Lease, if any such repairs or replacements to the Leased Premises or to any Leasehold Improvements installed by or on behalf of the Tenant in the Leased Premises, affect the Structure of the Building, or any part of the electrical, mechanical, plumbing, heating, ventilating, air-conditioning, lighting or other base building systems of the Building, such work shall be performed only by the Landlord at the Tenant's sole cost and expense. Upon completion thereof, the Tenant shall pay to the Landlord, as Additional Rent within five (5) days after demand, both the Landlord's costs relating to such repairs or replacements including the fees of any architectural and engineering consultants plus a sum equal to fifteen percent (15%) of the total cost thereof representing the Landlord's overhead and administrative costs.

     (b) The Tenant will advise the Landlord of any damage to or breakage of the glass in or forming part of the Leased Premises (including outside windows and doors on or at the perimeter of the Leased Premises) and the Landlord will complete all needed repairs and replacements to such glass with due diligence. The cost of completing such repairs and replacement shall be payable by the Tenant as part of the Operating Costs except in the event that the repairs or replacements to the glass are required as a result of the negligence or wilful acts or omissions of the Tenant or those for whom it is at law responsible, in which event the cost thereof shall be payable by the Tenant to the Landlord, upon demand as Additional Rent.

     (c) At the expiration or earlier termination of the Term, the Tenant will surrender the Leased Premises to the Landlord in as good a condition as the Tenant is required to maintain them throughout the Term, subject to reasonable wear and tear.

     (d) Notwithstanding any other provision of this Lease, if the Building or any part thereof, or any equipment, machinery, facilities or Leasehold Improvements contained therein or made thereto, or the Structure thereof requires repair or replacement or becomes damaged or destroyed through the negligence, carelessness or misuse of the Tenant or those for whom it is in law responsible or by any Person having business with the Tenant or by the Tenant or those for whom it is in law responsible in any way stopping up or damaging the climate control, heating and air-conditioning apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Building, the cost of the resulting repairs, replacements or alterations plus a sum equal to fifteen percent (15%) of the cost thereof representing the Landlord's overhead and administrative costs will be paid by the Tenant to the Landlord as Additional Rent within five (5) days after presentation of an account of such expenses incurred by the Landlord.

     (e) The Tenant shall, when it becomes aware of it, notify the Landlord of damage to, or deficiency or defect in any part of the Building, including the Leased Premises, any equipment or utility systems, or any installations located in the Building or the Leased Premises, provided the Landlord shall not have any obligation in respect thereof, subject to the terms of this Lease.

     See Rider 1.

     Section 9.3    Landlord's Approval of the Tenant's Repairs

     The Tenant will not make any Alterations to any part of the Leased Premises without first obtaining the Landlord's written approval. The Landlord will not be required to consider any request for its approval until the Tenant has submitted to it details of the proposed work, including professionally prepared drawings if requested by the Landlord, and specifications conforming to good engineering practice. Any approval shall be conditional upon the Tenant delivering to the Landlord prior to the commencement of any such Alterations:

     (a) evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licences [sic] and inspections from all governmental and regulatory authorities having jurisdiction; and

     (b) security in an amount and form required by the Landlord, as an indemnification against construction liens, costs, damages and expenses resulting from such Alterations.

     All Alterations will be performed by competent workmen: (i) at the Tenant's expense; (ii) in a good and workmanlike manner; (iii) in accordance with the drawings and specifications approved by the Landlord; and (iv) subject to the reasonable regulations, controls and inspection of the Landlord.

     Notwithstanding the foregoing, the Landlord shall be entitled to withhold its consent or approval to any proposed Alterations if, in its sole opinion, such Alterations decrease the Market Rental value of the Leased Premises or are inconsistent or incompatible with the general design or quality of the Building.

     Any Alterations made by the Tenant without the prior consent of the Landlord or not made in accordance with the drawings and specifications approved by the Landlord will, if requested by the Landlord, be promptly removed by the Tenant and the Leased Premises restored to their previous condition at the Tenant's expense.

     If however, all or any portion of the proposed Alterations affect the Structure or any of the electrical, mechanical or other base building systems of any part of the Building, such Alterations (or the appropriate portion of them), if approved by the Landlord, will be performed only by the Landlord, and the Tenant shall pay to the Landlord, upon demand, the cost of completing such Alterations together with an amount equal to fifteen percent (15%) of such cost representing the Landlord's overhead and administrative costs.

     Section 9.4    Removal and Restoration by the Tenant

     (a) All Leasehold Improvements made by the Tenant, or made by the Landlord on the Tenant's behalf immediately become the property of the Landlord upon affixation or installation and will not be removed from the Leased Premises at any time unless permitted or required by the Landlord. The Landlord is under no obligation to repair, maintain or insure these Leasehold Improvements. The Tenant will, prior to the end of the Term, at its cost, remove all of its Fixtures and those Leasehold Improvements which the Landlord requires the Tenant to remove and shall forthwith repair any damage to the Leased Premises caused by their installation or removal. In addition, the Tenant will, prior to the end of the Term, at its cost, remove from the Leased Premises any toxic or hazardous substances or materials (including without limitation, any products of waste, asbestos, urea formaldehyde foam insulation, radon gas, PCBs or any other contaminant as defined in the Environmental Protection Act, R.S.O. 1980, c. 141, as amended), which are located, stored or incorporated in or on any part of the Leased Premises. The Tenant's obligation to observe and perform this covenant shall survive the expiration of the Term or earlier termination of this Lease.

     (b) If the Tenant does not remove all of its Fixtures and those Leasehold Improvements which the Landlord requires the Tenant to remove at the end of the Term, all of such Leasehold Improvements and Fixtures may, without further notice to the Tenant, be immediately removed from the Leased Premises and may be disposed of, sold or stored, at the option of the Landlord, and as the Landlord sees fit. Any costs or expenses incurred by the Landlord in removing, disposing, selling or storing such Leasehold Improvements or Fixtures shall be paid by the Tenant to the Landlord, upon demand, together with an amount equal to fifteen percent (15%) of such costs and expenses representing the Landlord's overhead and administrative costs. Any Fixtures not removed from the Leased Premises at the end of the Term, will at the Landlord's option, become the property of the Landlord (and, in such event, this paragraph shall have the effect of assigning the Tenant's right and title in such Fixtures to the Landlord) and may be removed from the Leased Premises and sold or disposed of by the Landlord in such manner as it deems advisable.

     (c) If the Tenant does not remove any toxic or hazardous substances or materials from the Leased Premises at the end of the Term, such hazardous or toxic substances or materials may, without further notice to the Tenant, be immediately removed from the Leased Premises and may be disposed of or stored, at the option of the Landlord, and as the Landlord sees fit. Any costs or expenses incurred or damages suffered by the Landlord in removing, disposing or storing such hazardous or toxic substances or materials shall be paid by the Tenant to the Landlord, upon demand, together with an amount equal to fifteen percent (15%) of such costs and expenses representing the Landlord's overhead and administrative costs.

     Section 9.5    Tenant to Discharge all Liens

     (a) The Tenant shall ensure that no construction liens or other liens or encumbrances in respect of materials supplied or work done or to be done by the Tenant or on behalf of the Tenant or related to the Tenant's Work shall be registered against or shall otherwise affect the Building, the Lands or the Leased Premises or any part thereof or the Landlord's, the Owners' or the Tenant's interest in the Leased Premises.

     (b) If a lien or other encumbrance is registered against or otherwise affects the Building or the Leased Premises or the Landlord's, the Owners' or the Tenant's interest therein, and the Tenant fails to discharge or cause any such lien or encumbrance to be discharged within five (5) days after it is filed or registered, then, in addition to any other rights or remedies of the Landlord, the Landlord may (but shall not be obligated to) discharge the lien or encumbrance by paying the amount claimed into court or directly to the lien claimant and the amount so paid, a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead and administrative costs, together with all costs and expenses (including legal costs and expenses) plus interest at the Prime Rate shall be immediately due and payable by the Tenant to the Landlord as Additional Rent forthwith on demand.

     Section 9.6    Signs and Advertising

     The Tenant will not place or permit any notice, lettering or other signage on any part of the outside of the Building or on the exterior or in the interior of the Leased Premises which is visible from the outside of the Leased Premises. The Landlord may prescribe a uniform pattern of identification signs for tenants to be placed in a location designated by the Landlord. The Landlord shall install, at the Tenant's sole cost, the Landlord's standard tenant identification signs in accordance with the Landlord's Design Criteria, on or near the main door to the Leased Premises and, at the Landlord's option, at other locations on the floor on which the Leased Premises are located. At the expiration of the Term of this Lease, the Tenant will remove all signs, pictures, advertisements, notices, letterings or decorations from the Leased Premises at the Tenant's expense and will promptly repair all damages caused by its installation and removal. The Landlord may provide a directory board in the main lobby of the Building in a location designated by the Landlord in which event the Tenant's name may be displayed therein and, if so displayed, the Tenant shall pay to the Landlord as Additional Rent the cost of such display and the ongoing cost thereof.

     See Rider 1 (Sign).

     Section 9.7    Tenant Not to Overload Facilities

     The Tenant will not install any equipment which will exceed or overload the capacity of any utility, electrical or mechanical facilities in the Leased Premises and the Tenant will not bring into the Leased Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may, in its sole discretion, if they are available, elect to install them at the Tenant's expense and in accordance with plans and specifications to be approved in advance in writing by the Landlord.

     Section 9.8    Tenant Not to Overload Floors

     The Tenant will not bring upon the Building or the Leased Premises any machinery, equipment, article or thing that by reason of its weight, size or use, might in the opinion of the Landlord damage the Building or the Leased Premises and will not at any time overload the floors of the Leased Premises.
If any damage is caused to the Building or the Leased Premises by any machinery, equipment, object or thing or by overloading, the Tenant will forthwith repair such damage, or, at the option of the Landlord, pay the Landlord within five (5) days after demand as Additional Rent the cost of repairing such damage plus a sum equal to fifteen percent (15%) of such cost representing the Landlord's overhead and administrative costs.

                                  ARTICLE 10.
                            Damage and Destruction

     Section 10.1   Destruction of the Leased Premises

     (a) If the Leased Premises are destroyed or damaged as a result of fire or any other peril which is insured against by the Landlord, then if:

          (i) the Leased Premises are rendered wholly or partially untenantable, this Lease will continue in effect and the Landlord will commence diligently to restore the Leased Premises to the extent only of insurance proceeds actually received by the Landlord and only to the extent of the Landlord's Work set out in Schedule "C". To the extent of insurance proceeds actually received by the Landlord, Basic Rent will abate entirely or proportionately, as the case may be, to the portion of the Leased Premises rendered untenantable from the date of the destruction or damage until the Landlord has completed its restoration work; or

          (ii) the Leased Premises are not rendered untenantable in whole or in part, this Lease will continue in effect, the Rent and other amounts payable by the Tenant will not abate and the Landlord will commence diligently to restore the Leased Premises to the extent required by this Section 10.1(a).

     (b) Once the Landlord has substantially completed its restoration work the Tenant will complete all work required to fully restore the Leased Premises for business. Nothing in this Section 10.1 requires the Landlord to rebuild the Leased Premises in the condition and state that existed before the damage, but the Leased Premises, as rebuilt, will have reasonably similar facilities and services to those in the Leased Premises prior to the damage.

     (c) Notwithstanding Section 10.1(a), if the Leased Premises are damaged or destroyed by any cause whatsoever, and if, in the opinion of the Architect reasonably arrived at, the Leased Premises cannot be rebuilt to the extent of the Landlord's Work as set out in Schedule "C" attached, within ninety (90) days of the damage or destruction (assuming normal working days without overtime), the Landlord, instead of rebuilding or making the Leased Premises fit for the Tenant in accordance with Section 10.1(a) may, at its option, elect to terminate this Lease by giving the Tenant, within thirty (30) days after the damage or destruction, written notice of termination, and thereupon Rent will be apportioned and paid to the date of damage or destruction.

     Section 10.2   Destruction of the Building

     (a) Notwithstanding Section 10.1, if twenty-five percent (25%) or more of the Rentable Area of the Building is damaged or destroyed (irrespective of whether the Leased Premises are damaged or destroyed) and if, in the opinion of the Architect reasonably arrived at, the damaged or destroyed parts of the Building cannot be rebuilt to the extent of the Landlord's Work as set out in Schedule "C" attached, or made fit for the purposes of the respective tenants of the space within ninety (90) days of the damage or destruction, then, the Landlord may, at its option (to be exercised by written notice to the Tenant within sixty (60) days following the occurrence), elect to terminate this Lease. In the case of such election, the Term and the tenancy hereby created will expire upon the thirtieth day after such notice is given, without indemnity or penalty payable by, or any other resource against, the Landlord. The Tenant shall, within such thirty (30) day period, vacate and surrender the Leased Premises to the Landlord. All Rent will be payable without reduction or abatement subsequent to the destruction or damage and until the date of termination, unless the Leased Premises has been destroyed or damaged as well, in which event Section 10.1 will apply.

     (b) If any part of the Building is destroyed or damaged and the Landlord does not elect to terminate this Lease, the Landlord will commence diligently to restore the Building, but only to the extent of the Landlord's Work as set out pursuant to the terms of the various leases for the premises in the Building, and exclusive of any tenant's responsibilities set out therein. If the Landlord elects to restore the Building, the Landlord may restore according to plans and specifications and working drawings other than those used in the original construction of the Building.

     Section 10.3   Expropriation

     Both the Landlord and Tenant agree to co-operate with the other regarding an expropriation of the Leased Premises or the Property or any part thereof, so that each may receive the maximum award to which they are respectively entitled at law. To the extent that any portion of the Property other than the Leased Premises is expropriated, then, the full proceeds accruing or awarded as a result will belong to the Landlord and the Tenant will abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to those proceeds or awards and will execute all such documents as in the opinion of the Landlord are necessary to give effect to this intention.

     Section 10.4   Architect

     The opinion, decision or certificate of the Architect will bind the parties as to (a) the percentage of the Rentable Area of the Building damaged or destroyed; (b) the period of time required to restore the Leased Premises or the Building; (c) whether or not the Leased Premises are rendered untenantable and the extent of such untenantability; (d) the date upon which the Landlord's Work or Tenant's Work of restoration is completed or substantially completed and the date when the Leased Premises are rendered tenantable; and (e) the state of completion of any work of either the Landlord or the Tenant under this Lease.

                                  ARTICLE 11.
                           Assignment and Subletting

     Section 11.1   Assignment and Subletting

     (a) The Tenant will not: (i) assign this Lease; (ii) sublet, share or part with possession of all or any part of the Leased Premises; nor (iii) mortgage or encumber this Lease, its Leasehold Improvements and Fixtures, or the Leased Premises (collectively, a "Transfer"), by or in favour of any Person (a "Transferee") without the prior written consent of the Landlord which consent will not be unreasonably withheld. The foregoing provision is subject to the Landlord's right to cancel this Lease in preference to giving its consent to a proposed Transfer. However, notwithstanding any statutory provisions to the contrary, the Landlord will be deemed to be reasonable if it bases its decision whether or not to consent on any or all of the following factors:

          (i) whether in the Landlord's opinion the financial background, business history and capability of the Transferee is satisfactory;

          (ii) whether the Landlord at that time has or will have in the next ensuing three month period, other premises elsewhere in the Building which might be suitable for the needs of the Transferee; and

          (iii) whether in the opinion of the Landlord, the nature or character of the proposed business of the Transferee is unethical, immoral, illegal or such that it might harm or tend to harm the business or reputation of the Landlord or reflect unfavorably on the whole or any part of the Building, the Landlord or the other tenants of the Building.

     The consent by the Landlord to any Transfer will not constitute a waiver of the necessity for consent to any subsequent Transfer.

     This prohibition against a Transfer without first obtaining the Landlord's consent applies to a change in the direct or indirect effective voting control the Tenant, unless (A) the Tenant is a public corporation whose shares are listed and traded ion any recognized stock exchange in Canada or the United States, and (B) the Landlord receives assurances satisfactory to the Landlord that there will be a continuity of the management of the Tenant, and of its business practices and policies. If the Tenant is a partnership or is controlled by a partnership (either directly or indirectly), this prohibition against a Transfer also includes a change in the constitution of the partnership resulting from the withdrawal of any of the partners existing as of the Commencement Date or the addition of any partners to the partnership subsequent thereto. This prohibition against a Transfer also includes an assignment by operation of law. No Transfer may be made where any portion of Rent is lower than that provided for in this Lease or otherwise on terms more favorable to the Transferee than the terms set forth in this Lease.

     (b) If the Tenant intends to effect a Transfer, then the Tenant will give prior written notice to the Landlord of such intent, specifying the proposed Transferee and providing additional information including, without limitation, a copy of a bona fide written offer with respect to the proposed Transfer which the Tenant is prepared to accept subject to compliance with the provisions of this Lease and which must disclose any and all monetary payments or other consideration made or to be made by the proposed Transferee as consideration for such Transfer and any other information concerning the financial or business status of the Transferee that the Landlord requires. The Landlord will, within thirty (30) days after having received notice and all necessary information, notify the Tenant in writing either that (i) it consents or does not consent to the Transfer, or (ii) it elects to cancel this Lease in preference to giving consent. If the Landlord elects to cancel this Lease it will not be considered to be an unreasonable withholding of consent pursuant to this Lease or at law. If the Landlord elects to cancel this Lease, the Tenant will notify the Landlord in writing within fifteen (15) days thereafter of the Tenant's intention either to refrain from the Transfer or to accept the cancellation of this Lease. If the Tenant fails to deliver its notice within the fifteen (15) day period, this Lease will be terminated upon the date stipulated by the Landlord in its notice of cancellation. If the Tenant advises the Landlord it intends to refrain from the Transfer, then the Landlord's election to cancel this Lease will be void.

     (c) If there is a Transfer, the Landlord may collect Rent from the Transferee, and apply the net amount collected to the Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a Transferee will be a waiver of the requirement for the Landlord's consent to such Transfer, or the acceptance of the Transferee as the Tenant, or a release of the Tenant from the further performance by the Tenant from the further performance by the Tenant of its covenants or obligations. Any documents evidencing the Transfer will be prepared by the Landlord or its solicitors, and all legal costs incurred by the Landlord will be paid by the Tenant to the Landlord or its solicitors as Additional Rent. Notwithstanding a Transfer, the Tenant will be jointly and severally liable with the Transferees on this Lease and will not be released from performing any of its obligations.

     (d) If the Tenant receives consent under Section 11.1, it will be subject to the following conditions that:

          (i) The Basic Rent payable by the Transferee will not be less than the greater of:

                (A) the Landlord's current posted rental rate for premises in the Building similar to the Leased Premises at the time of the Landlord's consent;

                (B) the Basic Rent payable under Section 3.2 immediately prior to the Transfer; or

                (C) the Market Rental at the time the Landlord gives its consent, as determined by the Landlord in accordance with the provisions hereof;

          (ii) any money or other value (including, without limitation, any amount payable by the Transferee to the Tenant in excess of the amount payable by the Tenant in accordance with Section 3.2 hereof) which is paid by any Transferee to the Tenant in connection with a Transfer, shall be paid by the Tenant to the Landlord as Additional Rent;

          (iii) at the Landlord's option, the Transferee shall enter into a written agreement directly with the Landlord to be bound by all of the terms contained in this Lease.

     (e) The Tenant acknowledges and agrees that the Landlord will not be liable for any claims, actions, damages, liabilities or expenses of the Tenant or any proposed Transferee arising out of the Landlord unreasonably withholding its consent to any Transfer and the Tenant's only recourse will be to bring an application for a declaration that the Landlord must grant its consent to the Transfer.

     See Rider 1 (Sublease) & (Assignment).

     Section 11.2   Assignment by the Landlord

     If there is a sale, lease or other disposition by the Landlord of the Property or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that the purchaser or assignee assumes the covenants and obligations of the Landlord hereunder, the Landlord will, thereupon and without further agreement, be relieved of all further liability with respect to its covenants and obligations.

                                  ARTICLE 12.
                            Access and Alterations

     Section 12.1   Right of Entry

     The Landlord and its agents have the right to enter the Leased Premises at all reasonable times (except in the event of an emergency, when the Landlord can enter at any time) to show them to prospective purchasers, lessees or mortgagees, and to examine them and make repairs, alterations or changes to the Leased Premises or the Building as the Landlord considers necessary including, without limitation, repairs, alterations or change to the pipes, conduits, wiring, ducts and other installations in the Leased Premises where necessary to serve another part of the Building. For that purpose, the Landlord may take all required material into the Leased Premises and may have access to all ducts located under the floor or above the ceiling and access panels to mechanical shafts and the Landlord has the right to check, calibrate, adjust and balance controls and other parts of the heating, ventilating and air-conditioning. The Landlord and its agents shall also be entitled from time to time to enter the Leased Premises in order to conduct an environmental audit or any testing required to satisfy itself that the Tenant's operation is being run in compliance with applicable environmental laws and regulations. The Rent will not abate while any repairs, alterations or changes are being made due to loss or interruption of the business of the Tenant or otherwise, and the Landlord will not be liable for any damage, injury or death caused to any Person, or to the property of the Tenant or of others located on the Leased Premises as a result of the entry.

                                  ARTICLE 13.
                Status Statement, Subordination and Attornment

     Section 13.1   Status Statement

     Within ten (10) days after written request by the Landlord, the Tenant will deliver in a form supplied by the Landlord, a status statement or a certificate to any proposed purchaser, assignee, lessor or mortgagee, or to the Landlord, which will contain such statements, acknowledgments and information as is customarily called for in status statements and estoppel certificates delivered in conjunction with commercial tenancies.

     Section 13.2   Subordination and Attornment

     (a) This Lease and the Tenant's rights hereunder are, and will at all times be, subordinate to all ground or underlying leases, mortgages, trust deeds or the charge or lien resulting from, or any instruments of, any financing, refinancing or collateral financing (collectively, an "Encumbrance") or any renewals or extensions thereof from time to time in existence against the Property or any part thereof, and the Tenant will, upon request, execute any document requested by the Landlord to confirm the subordination of this Lease to any Encumbrance and to the advances made or to be made on the security of the Encumbrance. The Tenant will also, if requested, (i) attorn to the Owners, the holder of any Encumbrance or any representative, receiver or receiver-manager appointed or designated by the Owner or the holder of any Encumbrance, and (ii) attorn to the purchaser or transferee of the Property (or any part of it) or of any ownership or equity interest in the Property (or any part of it).

     (b) The Tenant will, if possession is taken under, or any proceedings are brought for possession under or the foreclosure of, or in the event of the exercise of the power of sale under, any Encumbrance, attorn to the Encumbrancer or the purchaser upon any such foreclosure, sale or other proceeding and recognize the Encumbrancer or the purchaser as the Landlord under this Lease.

     (c) The form and content of any document confirming or effecting the subordination and attornment provided for in this Section 13.2 will be that required by the Landlord or the holder of any Encumbrance or the purchaser or transferee in each case, and each such document will be executed and delivered by the Tenant to the Landlord within ten (10) days after the Landlord requests it.

     (d) Upon written request of the Tenant, the Landlord shall use its reasonable efforts to obtain, at the Tenant's expense, an agreement from any Mortgagee of the Building to the effect that upon the execution and delivery by the Tenant to the Landlord of the Lease, if the Tenant will pay the Rent and comply with all terms and conditions contained in the Lease and attorn to the Mortgagee, the Tenant shall be permitted to remain in quiet possession of the Leased Premises without interruption or disturbance from the Mortgagee; or, at the option of the Mortgagee, the Tenant shall be entitled to obtain a new lease for the unexpired Term of the Lease, on the same terms and conditions as contained in this Lease. The Tenant shall (i) promptly execute such documents as may be required by the Landlord to give effect to the foregoing, and (ii) indemnify the Landlord from and against all costs including legal costs incurred by the Landlord in connection with obtaining and preparing any such agreement.

     Section 13.3   Attorney

     The Tenant will, upon request of the Landlord, execute and deliver promptly any statements, instruments and certificates required to carry out the intent of Sections 13.1 or 13.2. Failure by the Tenant to deliver any of the foregoing within ten (10) days after the date of a request by the Landlord shall constitute a default under this Lease and the Landlord shall be entitled to exercise all of its remedies pursuant to Article 14 hereof.

     Section 13.4   Financial Information

     The Tenant will, upon request, provide the Landlord with such information as to the Tenant's financial standing and corporate organization as the Landlord or the Mortgagee requires. All such information will be held in strict confidence by the Landlord.

                                  ARTICLE 14.
                                    Default

     Section 14.1   Right to Re-enter

     If and whenever:

     (a) the Tenant fails to pay any Basic Rent or Additional Rent on the day or dates appointed for payment (provided the Landlord first gives five (5) days' written notice to the Tenant of the Tenant's failure); or

     (b) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenants or conditions set out below in subparagraph (c) for which no notice shall be required), provided the Landlord first gives the Tenant ten (10) days' written notice of the Tenant's failure, or such shorter period of time as is otherwise provided in this Lease, and the Tenant within the ten (10) day or shorter period fails to commence diligently and thereafter to proceed diligently to cure its failure; or

     (c) the Tenant or any Indemnifier becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; a receiver or a receiver-manager is appointed for all or a portion of the Tenant's property; any steps are taken or any action or proceedings are instituted by the Tenant or by any other party to dissolve, wind-up or liquidate the Tenant or its assets; the Tenant abandons the Leased Premises, or sells or disposes of the trade fixtures, goods or chattels of the Tenant or removes them from the Leased Premises so that there would not in the event of such sale or disposal be sufficient trade fixtures, goods or chattels of the Tenant on the Leased Premises subject to distress to satisfy all Rent due or accruing hereunder for a period of at least three (3) months; the Leased Premises become and remain vacant for a period of five (5) consecutive days; the Tenant effects or permits a Transfer without the Landlord's consent where required; this Lease or any of the Tenant's assets are taken under any writ of execution; or re-entry is permitted under any other terms of this Lease, then the Landlord, in addition to any other rights or remedies available to it, has the immediate right of re-entry upon the Leased Premises and it may repossess the Leased Premises and enjoy them as of its former estate and may expel all Persons and remove all property from the Leased Premises and such property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned.

     Section 14.2   Right to Relet

     (a) If the Landlord elects to re-enter the Leased Premises, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may without terminating this Lease make any alterations and repairs as are necessary in order to relet the Leased Premises. Upon each reletting all rent received by the Landlord will be applied, first to the payment of any indebtedness other than Basic Rent or

Additional Rent due hereunder; second, to the payment of any costs and expenses of reletting including brokerage fees and solicitor's fees and the costs of alterations and repairs; third, to the payment of Basic Rent and Additional Rent due and unpaid hereunder; and the residue, if any, will be held by the Landlord and applied in payment of future Rent as it becomes payable hereunder. No re-entry or taking possession of the Leased Premises will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant.

     (b) If the Landlord terminates this Lease, in addition to other remedies available, it may recover from the Tenant all damages the Landlord incurs by reason of the Tenant's breach, including the cost of recovering the Leased Premises, all legal costs incurred by the Landlord and the Basic Rent and Additional Rent which would have been payable for the remainder of the Term had the Lease not otherwise have been terminated, all of which shall be immediately due and payable by the Tenant to the Landlord. In any of the events referred to in Section 14.1, in addition to all other rights, the full amount of the current month's installment of Basic Rent and Additional Rent, together with the next three months' instalments [sic] of Basic Rent and Additional Rent, all of which will be deemed to be accruing due on a day-to-day basis, will immediately become due and payable as accelerated rent, and the Landlord may immediately distrain for the same, together with any arrears then unpaid.

     Section 14.3   Expenses

     If legal action is brought for recovery of possession of the Leased Premises, for the recovery of Basic Rent and Additional Rent or any other amount due under this Lease, or because of the breach of any other of the Tenant's obligations, the Tenant will pay to the Landlord all expenses incurred therefor, including a solicitor's fee (on a solicitor and his client basis), unless a court otherwise awards, plus fifteen percent (15%) of such expenses to cover the Landlord's overhead and administrative costs.

     Section 14.4   Waiver of Exemption from Distress

     The Tenant agrees that notwithstanding anything contained in the Landlord and Tenant Act (Ontario), or any statute or provision subsequently passed to take the place of or amend the Act, none of the goods and chattels of the Tenant which are on or have at any time been on the Leased Premises will be exempt from levy by distress for Basic Rent or Additional Rent in arrears by the Tenant.

     Section 14.5   Landlord's Rights

     If the Tenant fails to pay any Additional Rent payable to a third party when due, the Landlord, after giving five (5) days' notice in writing to the Tenant, may, but will not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its other covenants or obligations under this Lease, the Landlord may, but will not be obligated to, after giving such notice as it considers sufficient (or without notice in the case of an emergency), perform or cause to be performed any of the unperformed covenants or obligations. All expenses incurred and expenditures made by the Landlord plus a sum equal to fifteen percent (15%) representing the Landlord's overhead and administrative costs will be paid by the Tenant as Additional Rent within five (5) days after demand.

     Section 14.6   Security Deposit

     (a) The Tenant has deposited with the Landlord, the sum specified in Paragraph (e) of the Special Provisions (the "Security Deposit"), receipt of which is hereby acknowledged by the Landlord. The Security Deposit shall be held by the Landlord, prior to and throughout the Term, without liability for interest, as security for the faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept, observed and performed.

     (b) If at any time prior to or during the Term the Basic Rent, Additional Rent or other sums payable by the Tenant hereunder are overdue and unpaid, or if the Tenant fails to keep and perform any of the terms, covenants and conditions of this Lease to be kept, observed and performed by the Tenant, then the Landlord at its option may, in addition to any and all other rights and remedies provided for in this Lease or by law, appropriate and apply the entire Security Deposit, or so much thereof as is necessary to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to or arising from such breach on the part of the Tenant. If the entire Security Deposit, or any portion thereof, is appropriated and applied by the Landlord as aforesaid, then the Tenant shall, upon written demand of the Landlord, forthwith remit to the Landlord a sufficient amount to restore the Security Deposit to the original sum deposited and the Tenant's failure to do so within five (5) days after receipt of such demand constitutes a breach of this Lease. If the Tenant complies with all of the terms, covenants and conditions and promptly pays all the Rent and other sums herein provided and payable by the Tenant, the Security Deposit shall be returned in full to the Tenant without interest within sixty (60) days after the end of the Term, or within sixty (60) days after the earlier termination of the Term, as the case may be, or at the option of the Landlord shall be applied in respect of the Basic Rent and Additional Rent payable hereunder at the end of the Term.

     (c) The Landlord may deliver the Security Deposit to any purchaser of the Landlord's interest in the Leased Premises or the Building or any part thereof, if such interest is sold, and thereupon the Landlord is discharged from any further liability with respect to the Security Deposit.

     Section 14.7   Remedies Generally

     Mention in this Lease of any particular remedy of the Landlord in respect of the default by the Tenant does not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or by statute or expressly provided for in this Lease. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies generally or in combination, such remedies being cumulative and not alternative. Subject to Section 11.1(e), whenever the Tenant seeks a remedy in Court to enforce the observance or performance of one of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed, the Tenant's only remedy shall be for damages the Tenant shall be able to prove in a Court of competent jurisdiction that it has suffered as a result of a breach (if established) by the Landlord in the observance or performance of any of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed.

                                  ARTICLE 15.
                                 Miscellaneous

     Section 15.1   Rules and Regulations

     The Rules and Regulations adopted by the Landlord including, without limitation, those set out in Schedule "D", are made a part of this Lease, and the Tenant will observe them. The Landlord reserves the right to amend or supplement the Rules and Regulations applicable to the Leased Premises or the Property or any part thereof as in the Landlord's judgment are needed for the safety, care, cleanliness and efficient operation of the Building. Notice of the Rules and Regulations and amendments and supplements, if any, will be given to the Tenant and the Tenant, its invitees or those for whom the Tenant is at law responsible, will thereupon observe them provided that they do not contradict any terms, covenants and conditions of this Lease. Any breach of any of the Rules and Regulations by the Tenant, its invitees or those for whom the Tenant is at law responsible, shall constitute a breach under this Lease and all remedies and rights generally available to the Landlord for a breach by the Tenant under this Lease shall be available and may be applied against the Tenant.

     Section 15.2   Intent and Interpretation

     (a)  Net Lease

          The Tenant acknowledges that it is intended that this Lease is a completely carefree net lease to the Landlord, except as expressly herein set out, that the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, or the use and occupancy thereof and the Tenant will pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises except as expressly herein set out.

          See Rider 1 (Net Lease).

     (b)  Obligations as Covenants and Severability

          Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes. If any provision of this Lease is or becomes invalid, void, illegal or unenforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties as though such provision had not been included.


     (c)  Entire Agreement and Amendment or Modification

          This Lease and the Schedules, and Riders, if any, attached together with the Rules and Regulations set forth all covenants, promises, agreements, conditions or understandings, either oral or written, between the Landlord and the Tenant. No alteration or amendment to this Lease will be binding upon the Landlord or the Tenant unless in writing and signed by the Tenant and the Landlord.

     (d)  Governing Law

          This Lease will be construed in accordance with and governed by the laws of the Province of Ontario.

     (e)  Time of the Essence

          Time is of the essence of this Lease and of every part of it.

     Section 15.3   Overholding - No Tacit Renewal

     If the Tenant remains in possession of the Leased Premises after the end of the Term without having signed a new lease or an extension of Term agreement, there is no tacit renewal of this Lease or the Term, notwithstanding any statutory provisions or legal presumptions to the contrary, and the Tenant will be deemed to be occupying the Leased Premises as a tenant from month-to-month at a monthly Basic Rent equal to twice the monthly amount of Basic Rent payable during the last month of the Term, and otherwise, upon the same terms, covenants and conditions as are set forth in this Lease (including the payment of Additional Rent) so far as these are applicable to a monthly tenancy.

     Section 15.4   Waiver

     The waiver by either party of any breach of the other of any term, covenant or condition herein contained, is not deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of Rent by the Landlord is not deemed to be a waiver of any preceding breach by the Tenant regardless of the Landlord's knowledge of the preceding breach at the time of acceptance of the Rent. No term, covenant or condition of this Lease is deemed to have been waived by the Landlord unless the waiver is in writing by the Landlord.

     All Basic Rent and Additional Rent to be paid by the Tenant to the Landlord will be paid without any deduction, abatement, set-off or compensation whatsoever (except for the Basic Rent to the extent it may be abated pursuant to Section 10.1), and the Tenant hereby waives the benefit of any statutory or other rights in respect of abatement, set-off or compensation in its favour at the time hereof or at any future time.

     Section 15.5   Accord and Satisfaction

     No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Rent stipulated is deemed to be other than on account of the earliest stipulated Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent deemed an acknowledgment of full payment of accord and satisfaction. The Landlord may accept and cash any cheque or payment without prejudice to the Landlord's right to recover the balance of the Rent due or to pursue any other remedy provided in this Lease.

     Section 15.6   Force Majeure

     Notwithstanding anything in this Lease, if either party is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes or labour troubles; inability to procure materials or services; power failure; restrictive governmental laws or regulations; riots, insurrection; sabotage; rebellion; war; act of God; or other reason whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then the performance of that term, covenant or act is excused for the period of the delay and the party delayed will be entitled to perform that term, covenant or act within the appropriate time period after the expiration of the period of the delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Rent.

     Section 15.7   Notices

     Any notice, demand, request or other instrument which may be or is required to be given under this Lease will be personally delivered or sent by telecopy, fax or registered mail postage prepaid and will be addressed (a) if to the Landlord, to the address specified in Paragraph (f) of the Special Provisions, and (b) if to the Tenant, at the Leased Premises or, at the Landlord's option to the Tenant's office at the address specified in Paragraph (g) of the Special Provisions. Any notice, demand, request or consent is conclusively deemed to have been given or made on the day upon which it is personally delivered or sent by telecopy or fax, or, if mailed, then four (4) business days (excluding Saturdays, Sundays and statutory holidays) following the day of mailing, as the case may be. Either party may give written notice of any change of its address and thereafter the new address is deemed to be the address of that party for the giving of notices. If the postal service is interrupted or is substantially delayed, any notice, demand, request or other instrument must be personally delivered.

     Section 15.8   Registration

     Neither the Tenant nor any one on the Tenant's behalf or claiming under the Tenant will register this Lease. If either party intends to register a document for the purpose only of giving notice of this Lease or of any assignment or sublease of this Lease, then, upon request, both parties will join in the execution of a short form or notice of this Lease which will (a) be prepared by the Landlord or its solicitors at the Tenant's expense, and (b) only describe the parties, the Leased Premises and the Commencement Date and the expiration date of the Term, and any options to extend the Term.

     Section 15.9   Accrual of Basic Rent and Additional Rent

     Rent will be considered as annual and accruing from day-to-day based upon a three hundred and sixty-five (365) day calendar year and where it becomes necessary for any reason to calculate Rent for an irregular period of less than one (1) year, an appropriate apportionment and adjustment will be made.

     Section 15.10  Compliance with the Planning Act

     It is a condition of this Lease that the subdivision control provisions of the Planning Act (Ontario), and amendments thereto, be complied with if they apply. If the provisions of the Planning Act do apply, then until any necessary consent to the Lease is obtained, the Term (including any extensions thereof) and the Tenant's rights granted by this Lease are deemed to extend for a period only of twenty-one (21) years less one (1) day from the Commencement Date.

     Section 15.11  Quiet Enjoyment

     If the Tenant pays the Rent and observes and performs all its terms, covenants and conditions, the Tenant will quietly hold and enjoy the Leased Premises for the Term without interruption by the Landlord, unless otherwise permitted under the terms of this Lease.

     Section 15.12  Consent and Approval

     The Landlord and each Person acting for or on behalf of the Landlord, making a determination, designation, calculation, estimate, conversion or allocation under this Lease, will act reasonably and in good faith and each accountant, architect, engineer or surveyor, or other professional Person employed or retained by the Landlord will act in accordance with the applicable principles and standards of that Persons's [sic] profession.

     IN WITNESS WHEREOF, the Landlord and the Tenant have signed and sealed this Lease.

SIGNED, SEALED AND DELIVERED  )     VON-LAND CORPORATION LIMITED
     in the presence of:      )                        (Landlord)
                              )
                              )     Per:  /s/ [Signature unreadable]
                                        ------------------------------------
                              )
                              )
                              )                                            c/s
                              )
                              )     Per:____________________________________
                              )
                              )
                              )
                              )
                              )     IRON AGE CANADA, LTD.
                              )
                              )                        (Tenant)
                              )
                              )     Per:  /s/ Donald R. Jensen
                                        ------------------------------------
                              )         President
                              )
                              )                                            c/s

                              )     Per:  /s/ Keith A. McDonough
                                        ------------------------------------
                                        Treasurer

                                 SCHEDULE "A"

                               LEGAL DESCRIPTION


     Lots 3 and 4, Registered Plan 65M-2330, City of Vaughan, Regional Municipality of York.

                                 SCHEDULE "B"

                             PLAN OF THE BUILDING



                                    [PLAN]



     The purpose of this plan into identify the approximate location of the Leased Premises in the Building. The Landlord reserves the right at any time to relocate, rearrange, alter or expand any part of the Leased Premises from that shown on this floor plan.

                                 SCHEDULE "C"


                      CONSTRUCTION OF THE LEASED PREMISES


A.    Landlord's Work
      ---------------

1. The Landlord shall finish the Leased Premises in the manner and colour standard to the Building which, without limiting the generality of the foregoing, will include the following:

      See Rider 1 (Office and Sales Area).
      See Rider 2 (Paragraphs 1-4).

2.(a) Any additional equipment supplied or work performed by the Landlord specifically for the Tenant and any excess or additional cost in the Landlord's Work occasioned by the Tenant's requirements or revisions to such requirement shall be paid by the Tenant to the Landlord as a "back charge", as Additional Rent, in accordance with the Landlord's payment schedule to be determined by the Landlord.

(b) The amount so payable shall be the total cost to the Landlord and shall include (in addition to direct labour, materials and applicable taxes), architectural and engineering fees, any costs attributable to changes requested by the Tenant after approval of the Tenant's plans and specifications by the Landlord, plus the Landlord's overhead and administrative costs of fifteen percent (15%) of the total cost to the Landlord of such equipment or work.

(c)   Failure by the Tenant to pay any amounts due under the provisions of this
Schedule in the manner provided herein shall entitle the Landlord to terminate this Lease, to retain the Security Deposit and Advance Rent paid by the Tenant and to retain for its own use without payment therefor, any Tenant's Work which has been commenced or completed within the Leased Premises, without prejudice to the Landlord's rights to claim and prove any additional damages from the Tenant.

B.    Tenant's Work
      -------------

1. Any alterations or construction not included as part of the Landlord's Work and any changes desired by the Tenant which depart from the Building's standard or which involve the use of materials not standard to the Building are the Tenant's Work. The Tenant's Work is subject to the Landlord's prior written approval and shall be completed at the expense of the Tenant.

2. All permits necessary for the installation of the Tenant's Leasehold Improvements and approval of plans must be obtained from the applicable authorities prior to the commencement of installations by the Tenant, at its expense.

3. The Tenant and its contractors are responsible to remove garbage and debris from the Leased Premises daily and place same into garbage containers provided for that purpose. All tenants will be assessed their proportionate share, as reasonably determined by the Landlord, of the cost of providing empty garbage containers on the job site during the construction of their leased premises.
Any of the Tenant's garbage or debris removed by the Landlord's employees will be charged to the Tenant's account and shall be payable as Additional Rent by the Tenant forthwith upon demand.

4. The Tenant will pay to the Landlord forthwith upon demand (a) all reasonable costs incurred by the Landlord with respect to supervision and administration during the installation of the Leasehold Improvements, including without limitation, supervision by mechanical, engineering and other consultants; (b) all reasonable costs incurred by the Landlord during the period the Tenant fixtures the Leased Premises for vertical transport of men and materials with respect to the carrying out of the Tenant's Work in the Leased Premises; and (c) all other costs incurred by the Landlord during the period the Tenant fixtures the Leased Premises as more particularly set out in Section 2.4 of the Lease.

     See Rider 1 (Tenant Improvements).

C.   Procedures
     ----------

1. The Tenant shall, prior to entering any portion of the Building or the Leased Premises for the commencement of the Tenant's Work, complete each of the following obligations to the Landlord's satisfaction:

     (a) obtain the Landlord's written approval of the Tenant's plans and specifications;

     (b) provide the Landlord with certificates of insurance in a form satisfactory to the Landlord, duly executed by the Tenant's insurers evidencing that the insurance required to be placed by the Tenant pursuant to the Lease has been obtained;

     (c) ensure that all work on or in respect of the Leased Premises is performed by competent workmen in a good and workmanlike manner. All contractors shall be subject to the prior reasonable approval of the Landlord;

     (d) provide evidence satisfactory to the Landlord that the Tenant has obtained at its expense all necessary consents, permits and licenses from all appropriate governmental and regulatory authorities. Should the Tenant fail to obtain any such required consent, permit or license, the Landlord may, but shall not be obliged to, obtain same on behalf of the Tenant, the cost or expense incurred by the Landlord shall be payable by the Tenant as Additional Rent forthwith on demand, and the Landlord shall be entitled to exercise all of the remedies contained in Article 14 hereof; and

     (c) provide evidence satisfactory to the Landlord of the Tenant's work schedule for completion of the Tenant's Work.

2.   Notwithstanding Section 2.3 of the Lease, if:

     (a) there is any delay by the Landlord in completing the Landlord's Work in connection with the Leased Premises or in making available the services which the Landlord is obliged to furnish to the Leased Premises and if such delay has been occasioned by the Tenant's delay in furnishing its plans or any other information required by this Lease or any Schedule attached hereto on or before the respective dates set out for the furnishing of such plans or the giving of such information; or

     (b) the Landlord has been impeded in completing the Leased Premises or in making available the services which the Landlord is obliged to furnish by any failure of the Tenant to comply with any of the provisions of this Lease or any Schedule hereto, or by the performance by the Tenant of the Tenant's Work (as to any and all of which the Landlord's Architect shall be the sole judge), then the Commencement Date of the Term of this Lease shall be conclusively deemed to be the date fixed by the Landlord's Architect as the date when the Fixturing Period would have expired had the Landlord not been delayed by the Tenant in completing the Landlord's Work as aforesaid. The Tenant shall not be entitled to any abatement of Basic Rent or Additional Rent by reason of any such delay in occupancy following such date so fixed by the Landlord's Architect.

D.   Requirements after Performance of Tenant's Work
     -----------------------------------------------

     The Tenant shall, upon completion of the Tenant's Work and if requested by the Landlord:

1. Provide the Landlord with statutory declarations of the head contractor and one of the Tenant's officers (the "declaration"):

     (a) stating that the Tenant's Work has been performed in accordance with all of the provisions of the plans and specification approved by the Landlord and Schedule "C" and that all deficiencies (if any) which the Landlord has brought to the Tenant's attention have been corrected;

     (b) stating that there are no construction lien or other liens or encumbrances registered or otherwise outstanding against the Leased Premises or the Building in respect of work, services or materials relating to the Tenant's Work and that all accounts for work, services or materials have been paid in full with respect to all of the Tenant's Work;

     (c) listing each contractor and subcontractor who did work or provided materials in connection with the Tenant's Work;

     (d) confirming the date on which the last work was performed and materials were supplied.

2. Provide to the Landlord an itemized list certified by the Tenant showing the costs actually expended by the Tenant for the completion of the Tenant's Work.

3. Provide to the Landlord a clearance certificate issued under the Workmen's Compensation Act in respect of each contractor and subcontractor listed on the declaration.

4. Obtain and provide to the Landlord a copy of every occupancy and other permit which may be required by any governmental or other regulatory authority having jurisdiction, to permit the Tenant to open for business.

5. Provide the Landlord with a certificate of a professional engineer or architect acceptable to the Landlord, certifying that the Tenant's Work has been carried out in accordance with the plans and specifications as approved by the Landlord, the Architect and the Landlord's engineering consultants.

E.   Liens
     -----

1. The Tenant shall ensure that no construction liens or other liens or encumbrances in respect of materials supplied or work done or to be done by the Tenant or on behalf of the Tenant or related to the Tenant's Work shall be registered against or shall otherwise affect the Property or any part thereof or the Landlord's, the Owners' or the Tenant's interest in the Property or any part thereof.

2. If a lien or other encumbrance is registered against or otherwise affects the Building or the Leased Premises or the Landlord's, the Owners' or the Tenant's interest therein, and the Tenant fails to discharge or cause any such lien or encumbrance to be discharged within five (5) days after it is filed or registered, then, in addition to any other rights or remedies of the Landlord, the Landlord may (but shall not be obligated to) discharge the lien or encumbrance by paying the amount claimed into court or directly to the lien claimant and the amount so paid, a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead and administrative costs, together with all costs and expenses (including legal costs and expenses) plus interest at the Prime Rate shall be immediately due and payable by the Tenant to the Landlord as Additional Rent forthwith on demand.

                                  SCHEDULE "D"

                             RULES AND REGULATIONS


1. The Tenant will not place or permit any debris, garbage, trash or refuse to be placed or left in or upon any part of the Building outside of the Leased Premises.

2    The Landlord will permit the Tenant and the Tenant's employees and all
Persons lawfully requiring communication with them to have the use during Normal Business Hours of the main entrance and the stairways, corridors, elevators, if any, or other mechanical means of access leading to the Leased Premises. At times other than during Normal Business Hours the Tenant and its employees will have access to the Building and to the Leased Premises only in accordance with the Rules and Regulations and will be required to identify themselves satisfactorily and to register in any book which may at the Landlord's option be kept by the Landlord for that purpose. In no event will the Tenant be permitted to move in or out of the Leased Premises during Normal Business Hours.

3. The Landlord will permit the Tenant and its employees to use the washrooms on the Tenant's floor of the Building.

4. The Tenant will permit access to the Leased Premises for window cleaners to clean the windows of the Leased Premises during Normal Business Hours.

5. The sidewalks, entrances, passages, elevators and staircases will not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Leased Premises or the Building.

6. The Tenant, its agents, servants, contractors, invitees or employees, will not bring in or take out, position, construct, install or move any safe or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without first obtaining the written consent of the Landlord. The Landlord will have the right to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms, to distribute weight. All damage done to the Building by moving or using any heavy equipment or other equipment or furniture will be repaired at the expense of the Tenant. The moving of all heavy equipment or other equipment or furniture will occur only by prior arrangement with the Landlord. No Tenant will employ anyone to do its moving in the Building other than staff of the Building, unless permission to employ anyone else is given by the Landlord and the reasonable cost of such moving will be paid by the Tenant. Safes and other heavy equipment and machinery will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators except during hours approved by the Landlord.

7. The Tenant will not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord.

8. The Tenant will not permit any cooking or any heating of any food or liquids in the Leased Premises without the written consent of the Landlord.

9. Canvassing, soliciting and peddling in or about the Building are prohibited.

10. The Tenant will not place or maintain any supplies, merchandise or other articles in any vestibule or entry of the Leased Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Leased Premises or elsewhere in the Building.

11. The Tenant will not permit or allow any odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Leased Premises or any equipment or installation therein, which in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience or the Building by the Landlord or the occupants and tenants thereof or their agents, servants, invitees or employees.

12. The Tenant will use only the Building standard window blinds as determined by the Landlord and will not install or permit to be installed on or adjacent to the windows in the Leased Premises any other window coverings or shades of any type whatsoever whether or not visible from the outside of the Building, including, without limitation, drapes, curtains, blinds or shades.

13. The Tenant shall not receive or ship fixtures, equipment or articles of any kind whatsoever except through facilities, doors and elevators designated by the Landlord and at hours prescribed by the Landlord and under the supervision of the Landlord, its agents or employees.

                                  SCHEDULE "E"

                                  DEFINITIONS

     In this Lease and in the Schedules to this Lease the following definitions are applicable:

     "Additional Rent" means all sums of money or charges required to be paid by the Tenant under this Lease (except Basic Rent) whether or not designated "Additional Rent" or payable to the Landlord.

     "Additional Services" means the services and supervision thereof by the Landlord referred to in Section 5.5 hereof, and all other services of any nature or kind supplied by the Landlord in addition to those required to be supplied by the Landlord to the Tenant pursuant to this Lease, except for any services which the Landlord elects to supply to all of the tenants of the Building the cost of which is included in the Operating Costs.

     "Alterations" means any repairs, replacements, decorations, Leasehold Improvements or other alterations made by the Tenant or its representatives to any part of the Leased Premises, or made by any other tenant to any other leased premises in the Building.

     "Architect" means the architect, surveyor or space planner from time to time named by the Landlord. The decision of the Architect whenever required by this Lease (or requested by the Landlord) and any certificate prepared or approved by the Architect will be final and binding.

     "Basic Rent" means the sums payable by the Tenant to the Landlord as set out in Section 3.2 of this Lease.

     "Building" means the industrial building erected or to be erected on the Lands and located in the City of Vaughan, Province of Ontario, known municipally as 475 North Rivermede Road, Unit #2, Concord, Ontario and forming a part of the project known generally as "(n\a)", from and including the lowest floor or level of the Building to and including the roof thereon, the Common Areas and Facilities, the Parking Areas, and the areas and facilities serving the Building, as determined by the Landlord, which areas and facilities may include, without limitation, lobbies, foyers and vestibules, sidewalks, storage and mechanical areas, janitor rooms, mail rooms, telephone, mechanical and electrical rooms, stairways, escalators, elevators, truck and receiving areas, driveways, loading docks and corridors and shall also include the Storage Areas and those areas designated or intended by the Landlord to be leased or used for service, administration, management, safety and operational purposes.

     "Common Areas and Facilities" means (a) those areas, facilities, utilities, improvements, equipment and installations in the Building which, from time to time, are not designated or intended by the Landlord to be leased to tenants of the Building, and (b) those areas, facilities, utilities, improvements, equipment and installations which serve or are for the benefit of the Property, whether or not located within, adjacent to, or near the Building and which are designated from time to time by the Landlord as part of the Common Areas and Facilities, including, without limitation, all areas, facilities, utilities, improvements, equipment and installations which are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employee, customers and other invitees in common with others entitled to the use and benefit thereof in the manner and for the purposes permitted by this Lease.

     "Fixtures" means all furniture, trade fixtures and equipment installed by the Tenant in the Leased Premises and not affixed in any manner thereto.

     "Fixturing Period" means the period referred to in Paragraph (b) of the Special Provisions during which the Tenant is required to complete the Tenant's Work.

     "Indemnifier" means the Person who has executed or agreed to execute the Indemnity Agreement that is attached to this Lease as Appendix "A".

     "Landlord means the party of the First Part and includes the Landlord and its duly authorized representatives.

     "Landlord's Work" means all construction and other work referred to as "Landlord's Work" in Schedule "C" attached hereto.

     "Lands" means the lands underneath, adjacent and appurtenant to the Building, as more particularly described in Schedule "A" attached to this Lease or as such Lands may be altered, expanded or reduced from time to time.

     "Lease" means this agreement and all the terms, covenants and conditions set out herein, as amended from time to time in accordance with Section 15.2(c) hereof.

     "Leased Premises" means the premises demised by this Lease as set out in
Section 2.1 hereof.

     "Leasehold Improvements" means all items generally considered as leasehold improvements, including without limitation all installations, alterations and additions from time to time made, erected or installed in the Leased Premises by or on behalf of the Tenant, or any previous occupant of the Leased Premises or by or on behalf of tenants in other premises in the Building including, without limitation, all partitions however affixed and whether or not moveable, heating, ventilating and air-conditioning systems, facilities and equipment, light fixtures, internal stairways and doors, floor, wall and ceiling coverings, and any and all fixtures, facilities, equipment or installations installed by or on behalf of the Landlord in accordance with Schedule "C".

     "Major Repairs" means all repairs and replacements to the Leased Premises or the Building, including the Structure, which are structural or capital in nature or which are deemed to be capital items in accordance with generally accepted accounting principles, and which are the responsibility of the Landlord to perform and complete. Except as otherwise specifically set out herein, the cost of performing the Major Repairs shall be included in Operating Costs.

     "Market Rental" means, at any given time, the then current market net rental rate for net leases with similar terms (including, without limitation, the length of the term and the frequency of adjustments in rent, if any) entered into at arm's length for premises of similar size, age, quality and use, similarly improved and fixtured in similar industrial buildings in the City of Vaughan.

     "Mortgagee" means any mortgagee or chargee (including any trustee for bondholders), from time to time, of the Property or any part thereof, or of the Landlord's or the Owners' interest in the Property.

     "Normal Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Mondays to Fridays unless such a day is a statutory holiday.

     "Office Area" means the portion of the Building designated by the Landlord from time to time for office purposes located on all floors of the Building and such changes, alterations and improvements as may be made thereto from time to time in the sole discretion of the Landlord.

(a) "Operating Costs" means the total amounts incurred, paid or payable whether by the Landlord or by others on behalf of the Landlord which are applicable or attributable to the Property, as determined by the Landlord in the manner set forth in the following sentence, for the maintenance, operation, repair, replacement, management and administration of the Building, calculated as if the Building were fully occupied and operational during each Rental Year of the Term.

(b) Operating Costs include, without limitation and without duplication, the aggregate of:

     (i) the total annual costs of insuring the Building and equipment and other property servicing the Building from time to time as the Landlord, or the Mortgagee, from time to time determines, provided that if the Landlord self insures with respect to any of the insurance required to be maintained by it in accordance with the terms of this Lease, reasonable reserves not to exceed insurance premiums that otherwise would be payable or attributable by the Landlord to such insurance may be included hereunder;

     (ii) the cost of cleaning, snow removal, garbage and waste collection and disposal, including the cost of performing the work referred to in Section 5.2(a), and the cost of security, supervision and traffic control;

     (iii) the aggregate of the costs and amounts paid by the Landlord, to the extent such costs are not separately metered and paid for directly by individual tenants, for Utilities used in the maintenance, operation, heating, ventilating and air-conditioning of the Building;

     (iv) salaries, wages and other amounts paid or payable for all management, supervisory, and operational personnel including the Building manager, engineers, janitors, caretakers, security staff, management personnel (in each case whether employed by the Landlord or pursuant to a third party management contract) and all other related staff and the total charges (including contributions and premiums for fringe benefits, unemployment insurance, and Workers' Compensation, pension plan contributions and similar premiums and contributions) of any independent contractors or managers, engaged in the repair, care, maintenance, security, management and cleaning of the Property;

     (v) the cost of the rental of any equipment and signs, and the costs of supplies, used by the Landlord in the maintenance and operation of the Property;

     (vi) the cost of accounting services incurred in the preparation of the statements referred to in this Lease and the financial statements related thereto, and in the computation of the Rent and other charges payable by tenants of the Building.

     (vii) the cost of all repairs (including Major Repairs) and replacements to and maintenance (including, without limitation, landscaping maintenance) and operation of the Property and the systems, facilities and equipment serving the Building (including without limitation, the components of the heating, ventilating and air-conditioning systems serving portions of the Building which are maintained and repaired by the Landlord) and all repairs and replacements undertaken by the Landlord for the general safety and benefit of the tenants of the Building or to reduce the Operating Costs;

     (viii) depreciation or amortization over the economic life, (not to exceed fifteen (15) years), together with interest calculated at two (2) percentage points above the Prime Rate, of the costs, including repairs and replacements of the maintenance, cleaning, operating, heating, ventilating and air-conditioning equipment, master utility meters and all other fixtures, equipment and facilities that are part of the Building and not intended to be leased to tenants, which, in accordance with generally accepted accounting principles, are not fully expensed or deducted in the Rental Year in which they are incurred;

     (ix) all business taxes and other Taxes, if any, from time to time payable by the Landlord with respect to the Common Areas and Facilities and Capital Taxes as defined herein;

     (x) the Market Rental, business taxes and other Taxes, if any, attributable to space in the Building occupied by the Landlord or the Building manager for management, supervisory or administrative purposes including, without limitation, space leased or used for service, administration, management, safety and operational purposes;

     (xi) the cost of operating, maintaining, insuring, repairing and replacing the heating, ventilating and air-conditioning system, if any used in common by the tenants of the Building; and

     (xiii) an administration and management fee of at least four percent (4%) of the Rent (including Basic Rent and Additional Rent) received or receivable by the Landlord from the tenants of the Building; the actual amount of the administration fee referred to herein shall be determined by the Landlord and may be increased from time to time by the Landlord in accordance with the then current rate for such fees in comparable buildings in the vicinity.

     From the total of the above costs, there shall be deducted or excluded, as the case may be:

     (aa) all net recoveries which reduce Operating Costs received by the Landlord from tenants as a result of any act, omission, default or negligence of such tenants or by reason of a breach by such tenants of provisions in their respective leases (other than recoveries from such tenants under clauses in their respective leases requiring their contribution to Operating Costs);

     (bb) net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that the proceeds relate to Operating Costs;

     (cc) ground rent payable to any ground lessor if the Landlord is not the owner of the Lands and principal and interest payments on any mortgages, charges or other encumbrances registered against the title of the Property;

     (dd) costs or expenses directly resulting from repairs or replacements due to inherent structural defects or weaknesses in the original construction of the Building;

     (ee) costs and expenses relating to the leasing of space or premises in the Building including leasing commissions and advertising costs; and

     (ff) the cost of Alterations to specific leased premises in the Building which are completed at the request of the tenant of such premises and which are not specifically referred to as costs or expenses which are the responsibility of the Tenant pursuant to the provisions of this Lease.

(c) "Capital Tax" means the amount imputed by the Landlord to the Building for Taxes, rates, duties and assessments imposed from time to time upon the Landlord or the Owners and payable by the Landlord or the Owners on account of the capital that it or they have invested in the Building or any part of it. Capital Tax will be imputed (i) as if the Building were the only property of the Landlord or the Owner; and (ii) on the basis of the Landlord's determination of the amount of capital attributable to the Building. The Landlord's determination of the capital attributable to the Building will be based solely on the costs of acquiring, developing and constructing the Building and any expansions or additions to it. Capital Tax will not be increased by any mortgage or other financing or refinancing of the Building or any part of it.

     "Owners" means the registered owners and holders of the freehold or leasehold title of the Property or any part thereof from time to time. In sections that contain a release or other exculpatory language in favour of the Owners, "Owners" includes the officers, directors, employees (while in the ordinary course of their employment) and agents of the Owners.

     "Parking Areas" means the improvements constructed, or which may be constructed, in or as part of the Building for use as parking facilities and the areas and facilities that are appurtenant solely to those improvements.

     "Person", if the context allows, includes any person, firm, partnership or corporation, or any group of persons, firms, partnerships or corporations or any combination thereof.

     "Prime Rate" means the commercial lending rate of interest, expressed as an annual rate, that the trust company or chartered bank designated by the Landlord from time to time quotes from time to time at its principal office in the City of Toronto as the reference rate of interest (which is commonly known as its "prime rate"), and which serves as the basis upon which effective rates of interest are calculated for Canadian dollar loans made in Canada to its commercial customers with interest payable as a function of its prime rate.

     "Property" means the Building and the Lands as herein defined.

     "Proportionate Share" means a fraction to be calculated by the Landlord, in each case being a fraction which has as its numerator the Usable Area of the Leased Premises and as its denominator the Rentable Area of the Building. The Landlord may recalculate or adjust the Tenant's Proportionate Share from time to time due to changes, additions or improvements to the Building.

     "Rent" means all Basic Rent and Additional Rent payable hereunder.

     "Rentable Area of the Building" means the calculation of the Rentable Area of the Building whether rented or not as determined by the Architect upon completion of the Building. The Rentable Area of the Building shall be calculated as if the Building were entirely occupied by tenants renting the Usable Area of each floor of the Building. The Rentable Area of the Building shall be adjusted from time to time to give affect to any structural, functional or other change affecting same.

     "Rental Year" means a period of time, the first Rental Year commencing on the first day of the Term hereof, and ending on the 31st day of December next following; thereafter Rental Years shall consist of consecutive periods of twelve (12) calendar months. If, however, the Landlord considers it necessary or convenient for the Landlord's accounting purposes, the Landlord may at any time and from time to time, by written notice to the Tenant, specify an annual day from which each subsequent Rental Year is to commence, and, in such event, the then current Rental Year shall terminate on the day preceding the commencement of such new Rental Year. The last Rental Year of the Term shall terminate upon the expiration or earlier termination of this Lease, as the case may be.

     "Storage Areas" means all those areas (which in all cases are separate and apart from leasable premises) to be used by tenants for storage in conjunction with use of leasable premises.

     "Structure" means the foundations, roof (excluding the roof membrane), exterior wall assemblies including weather walls and bearing walls, subfloor and structural columns and beams of the Building and any other portions of the Building designated by the Landlord from time to time as Structure.

     "Taxes" means all real property taxes, rates, duties and assessments (including local improvement taxes), imposts, charges or levies, whether general or special, that are levied, rated, charged or assessed against the Property or any part thereof or Rent therefrom from time to time by any lawful taxing authority, whether federal, provincial, municipal, school or otherwise, and any taxes or other amounts which are imposed in lieu of, or in addition to, any such real property taxes whether of the foregoing character or not and whether in existence at the Commencement Date or not, including, without limitation, any commercial concentration levy, excise tax, business transfer tax, value-added tax, sales tax or any tax levied, rated, charged or assessed in respect of Basic Rent and Additional Rent payable by the Tenant under this Lease or in respect of the rental of space by the Tenant under this Lease, and any such real property taxes or other taxes levied or assessed against the Landlord or the Owners on account of their respective interests in the Property or any part thereof, or their ownership thereof, as the case may be, calculated on the basis of the Building being assessed as a fully leased and operational building, and the costs and expenses incurred for consulting, appraisal, legal and other services to the extent they are incurred in an attempt to minimize or reduce any of the foregoing real property taxes or other taxes referred to above.

     "Tenant" means the party of the Second Part. If there is more than one Tenant, any notice required or permitted by this Lease may be given by or to any one of them and has the same force and effect as if given by or to all of them. Any reference to "Tenant" includes, where the context allows, the servants, employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant may reasonably be expected to exercise control.

     "Tenant's work" means all construction and other work required to be provided or performed in order to render the Leased Premises complete and suitable to open for business, including without limitation, all work designated as Tenant's Work in Schedule "C" attached hereto but excluding those items specifically referred to as "Landlord's Work".

     "Usable Area of the Leased Premises" means the floor area of the Leased Premises calculated in accordance with BOMA standards for multi-tenant office or industrial buildings and without deductions for columns or projections necessary to the Building.

     "Utilities" means all gas, electricity, water, sewer, steam, fuel, power, telephone and other utilities used in or for the Building or the Leased Premises, as the case may be, or allocated to the Leased Premises by the Landlord in accordance with the terms of this Lease.

                                 APPENDIX "A"

                              INDEMNITY AGREEMENT

              THIS AGREEMENT is dated the 11th day of June, 1991.

B E T W E E N:

                    VON-LAND CORPORATION LIMITED
                    ----------------------------

                    (the "Landlord")

                                         OF THE FIRST PART,


                    - and -

                    IRON AGE CORPORATION
                    --------------------

                    (the "Indemnifier")

                                         OF THE SECOND PART.

     In order to induce the Landlord to enter into the lease (the "Lease") dated the 11th day of June, 1991 and made between the Landlord and IRON AGE CANADA, LTD., Tenant, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Indemnifier hereby covenants and makes the following indemnity and agreement (the "Indemnity") with and in favour of the Landlord.

1. The Indemnifier hereby agrees with the Landlord that at all times during the Term and any extension or renewal of the Term it will (a) make the due and punctual payment of all Basic Rent, Additional Rent, monies, charges and other amounts of any kind whatsoever payable under the Lease by the Tenant whether to the Landlord or otherwise and whether the Lease has been disaffirmed or disclaimed; (b) effect prompt and complete performance of all and singular the terms, covenants and conditions contained in the Lease on the part of the Tenant to be kept, observed and performed; and (c) indemnify and save the Landlord harmless from any loss, costs or damages arising out of any failure by the tenant to pay the aforesaid Basic Rent, Additional Rent, monies, charges or other amounts due under the Lease or resulting from any failure by the Tenant to observe or perform any of the terms, covenants and conditions contained in the Lease.

2. This Indemnity is absolute and unconditional and the obligations of the Indemnifier shall not be released, discharged, mitigated, impaired or affected by (a) any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant under the Lease; (b) any waiver by or failure of the Landlord to enforce any of the terms, covenants and conditions contained in the Lease; (c) any assignment or sublease of the Lease by the Tenant or by any trustee, receiver or liquidator; (d) any consent which the Landlord gives to any such assignment or subletting; (e) any amendment to the Lease or any waiver by the Tenant of any of its rights under the Lease; or (f) the expiration of the Term.

3. The Indemnifier hereby expressly waives notice of the acceptance of this Agreement and all notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants and conditions contained in the Lease. Without limiting the generality of the foregoing, any notice which the Landlord desires to give to the Indemnifier shall be sufficiently given if delivered personally to the Indemnifier or if mailed by prepaid registered or certified post addressed to the Indemnifier at the Leased Premises. Every such notice is deemed to have been given upon the day it was so delivered personally, or if mailed, upon the fourth business day (excluding Saturdays, Sundays and statutory holidays) after it was mailed. The Indemnifier may designate by notice in writing a substitute address for that set forth above and thereafter notices shall be directed to such substitute address. If two or more Persons are named as Indemnifier, any notice given hereunder or under the Lease shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such Persons.

4. In the event of a default under the Lease or under this Agreement, the Indemnifier waives any right to require the Landlord to (a) proceed against the Tenant or pursue any rights or remedies against the Tenant with respect to the Lease, (b) proceed against or exhaust any security of the Tenant held by the Landlord, or (c) pursue any other remedy whatsoever in the Landlord's power. The Landlord has the right to enforce this Indemnity regardless of the acceptance of additional security from the Tenant and regardless of any release or discharge of the Tenant by the Landlord or by others or by operation of any law.

5. Without limiting the generality of the foregoing, the liability of the Indemnifier under this Indemnity is not and is not deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease had not been disaffirmed or disclaimed. In furtherance hereof, the Indemnifier agrees, upon any such disclaimer, that the Indemnifier shall, at the option of the Landlord, become the Tenant of the Landlord upon the same terms and conditions as are contained in the Lease, applied mutatis mutandis. The liability of the Indemnifier shall not be affected by any repossession of the Leased Premises by the Landlord, provided, however, that the net payments received by the Landlord after deducting all costs and expenses of repossessing and reletting the Leased Premises shall be credited from time to time by the Landlord against the indebtedness of the Indemnifier hereunder and the Indemnifier shall pay any balance owing to the Landlord from time to time immediately upon demand.

6. No action or proceedings brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease.

7. No modification of this Indemnity shall be effective unless the same is in writing and signed by both the Indemnifier and the Landlord.

8. The Indemnifier shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as though the Indemnifier were the Tenant named in the Lease.

9. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnifier, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if the Indemnifier named in the Indemnity is a partnership or other business association, the members of which are by virtue of statutory or general law, subject to personal liability, the liability of each such member is joint and several.

10. All of the terms, covenants and conditions of this Indemnity extend to and are binding upon the Indemnifier, his or its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by the Landlord, its successors and assigns, as the case may be, and any mortgagee, charges, trustee under a deed of trust or other encumbrancer of all or any part of the Building referred to in the Lease.

11. The expressions "Landlord", Tenant", "Basic Rent", "Additional Rent", "Term" and "Leased Premises" and other terms or expressions where used in this Indemnity, respectively, have the same meaning as in the Lease.

12. This Agreement shall be construed in accordance with the laws of the Province of Ontario.

13. Wherever in this Indemnity reference is made to either the Landlord or the Tenant, the reference is deemed to apply also to the heirs, executors, administrators, successors and permitted assigns of the Tenant, named in the Lease, and the successors and assigns of the Landlord. Any assignment by the Landlord of any of its interests in the Lease operates automatically as an assignment to such assignee of the benefit of this Indemnity.

     IN WITNESS WHEREOF the Landlord and the Indemnifier have signed and sealed this Indemnity.

SIGNED, SEALED AND DELIVERED    )         VON-LAND CORPORATION LIMITED
     in the presence of:        )                           (Landlord)
                                )
                                )
                                )         Per:  /s/ [Signature unreadable]
                                              ----------------------------
                                )
                                )                                   c/s
                                )
                                )         Per:___________________________
                                )
                                )
                                )
                                )         IRON AGE CORPORATION
                                )
                                )
     /s/ Keith A. McDonough     )         /s/ Donald R. Jensen
  --------------------------              --------------------------------
     Witness                    )         Donald R. Jensen    (Indemnifier)
     Treasurer                            President

                            ADDITIONAL  PROVISIONS
                                    RIDER 1
                                    -------

1.   Office and Sales Area

It is understood and agreed that the Lessee may utilize the existing partitions in the demised premises and may relocate such partitions and build additional partitions as required by the Lessee. It is further understood and agreed that the Lessor will, at its own expense and in a good and workmanlike manner prior to the date of possession reconstruct the office area in accordance with Schedule "B" attached hereto. Said office space shall be completed to standard office finishing standards and shall include, without limiting the generality of the foregoing a T-bar ceiling with recessed standard 2 x 4 fluorescent light fixtures, painted drywall partitions, and the Lessor's standard commercial grade carpeting (color to be selected by the Lessee from the Lessor's samples).

2.   Tenant Improvements

The Lessee may make any necessary non-structural alterations and improvements to said premises at its own expense, in a good and workmanlike manner subject to the Lessor's prior written consent, which consent shall not be arbitrarily withheld.

3.   Sign

The Lessee may, in a good and workmanlike manner, and at its own expense install upon the said building signs which shall remain the property of the Lessee, provided that all such installations are first approved by the Lessor in writing within five days of acceptance of this offer, and conform to all relevant governmental by-laws, which approval shall not be arbitrarily withheld. The Lessee shall have the right to remove said signs at the expiration of its tenancy provided that any damaged [sic] caused by this removal shall immediately be repaired by the Lessee in a good and workmanlike manner and at the Lessee's sole expense.

4.   Sublease

The Lessee shall, if not in default of any of its covenants, have the right to assign or sublet the demised premises in whole or in part at any time or times during the term or any renewal thereof, provided that the Lessee has obtained the prior written consent of the Lessor, which consent shall not be arbitrarily withheld.

5.   Renewal

Provided that the Lessee is not in default of any of its covenants under the Lease, the Lessee shall have the right to renew the Lease for an extended term of up to FIVE (5) years on the same terms and conditions save and except the right to renew and the rental rate which shall be mutually negotiated rates for similar space at the time of renewal. Should the Lessee decide to renew the Lease then he shall so notify the Lessor in writing not less than six (6) months prior to the expiration of the initial Lease term.

6.   Net Lease

The Lease shall be entirely net to the Lessor, who shall, however, be responsible for repairs to the building structure including roof, walls and floors, unless caused by the negligence of the Lessee.

The Lessee shall pay its proportionate share of realty taxes, applicable Goods and Services Tax the "GST", building insurance, property management, outside maintenance and all other utilities hereafter called the "operating expenses". The Lessor shall forthwith upon receipt, send to the Lessee a copy of invoices and bills that the Lessee is responsible to pay and the Lessee shall, if so requested, forward proof of payment of these invoices and bills to the Lessor. The estimated operating expenses are $1.50 per square foot consisting of $0.90 per square foot for realty taxes and $0.60 per square foot for maintenance and insurance.

7.   Parking.

The Lessor will provide the Lessee with unreserved parking in the front and at the side of the leased premises for autos and trucks free of charge during the term of the Lease or any renewal thereof, and the Lessee, its customers, representatives, agents, and employees shall have the rights to these parking spaces, subject to the Lessee maintaining the parking area free and clear of all vehicles for the purpose of snow removal.

8.   Conditions of mechanical installations

The Lessor shall at its own expense and in a good and workmanlike manner, take such action as is necessary so that all heating, electrical, plumbing, and sprinkler systems are in good working order as of the date set for occupancy.

9.   Assignment

The Lessee shall have the right at any time before the closing date to assign all of its rights, title and interest and obligations in the herein Agreement either to another corporation, firm or person, and upon such assignment and notice being given, all rights and obligations under this Offer to Lease shall terminate, and at the time of such assignment, all the rights and obligations of this Agreement shall be assumed by such assignee, at which time the Lessor shall have no recourse against the Lessee herein.

10.  Condition

This Offer is conditional through June 14, 1991, subject upon the Lessee entering into a binding Agreement to Purchase an existing Company. In the event that the Lessee has not made this above mentioned Purchase then this Offer shall be null and void and the Purchaser's deposit shall be returned in full without bonus or deduction.

As time is of the essence, and subject to the preceding paragraph, Lessor agrees to insure Lessee that the warehouse portion of the building will be available to Lessee no later than July 1, 1991. Lessee agrees to use existing office facilities while Lessor remodels. Lessor agrees to complete all construction work by August 1, 1991 if offer to lease is binding by June 14, 1994.

If binding Lease is signed by Lessee on or before June 14, 1991, Lessor agrees to refurbish offices, 1, 2, 3, 4, 5 and 6 noted on Schedule B prior to July 1, 1991.

11.  Guaranty

Iron Age Corporation shall execute as Guarantor Appendix "A" of attached standard lease.

                                    RIDER 2
                                    -------


1. All office areas (both existing and new) will be painted with Glidden Spred Satin, #16851 -shell white, or equal color. All doors and trim to be painted with blending color.

2. All areas, new and existing, will be carpeted with new carpeting selected from Lessor's sample. If carpet in existing offices can be cleaned and blended with new carpeting, Lessee will consider that possibility.

3.   Vestibule walls will be a minimum of 50% glass. Floor to be tile or vinyl.

4.   All new areas to have ample electrical outlets and phone lines, as needed.

Please note: I did not draw in existing doors in existing offices, side and entrance door, as my memory could not recall their exact locations. All existing doors and offices are acceptable, other than painting and carpeting.

                            LEASE RENEWAL AGREEMENT

     THIS AGREEMENT made as of the 23rd. day of November, 1995

BETWEEN:

     VON-LAND CORPORATION LIMITED
     ("Landlord")

     - and -

     IRON AGE CANADA, LTD.
     ("Tenant")


     WHEREAS, the Landlord and the Tenant have executed a lease dated the 11th day of June, 1991, (the "Lease"), the Landlord leased to the Tenant for a term (the "Term") of Five (5) years, commencing on the 1st day of July, 1991 and expiring on the 30th day of June, 1996 certain premises (the "Leased Premises") designated as Unit No. 2 comprising of approximately 12,538 square feet and located in the building municipally known as 475 North Rivermede Road, (the "Building") in the City of Vaughan, in the Province of Ontario;

     AND WHEREAS the Tenant shall have the option to renew the Lease for a period of five (5) years commencing July 1, 1996 and expiring June 30, 2001, under the same terms and conditions save and except the right to renew and the rental rate which shall be mutually negotiated rates for similar space at the time of renewal. Notice of intent to renew must be given, in writing, by the Tenant to the Landlord at least six (6) months prior to the expiry of the lease term.

     NOW THEREFORE, in consideration of the sum of ONE ($1.00) DOLLAR and other goods and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged), the parties agreed as follows:

1. The Tenant hereby elects to renew said Lease Agreement at 475 North Rivermede road, Unit No. 2, containing an area of approximately 12,538 square feet for a term of Five (5) years commencing July 1, 1996 and expiring June 30, 2001 at a net rental rate of:

Period                        Per Sq.Ft         Per Annum         Per Month

July 1/96-June 30/01          $4.00             $50,152.00        $4,179.33*

*(G.S.T. extra)

2. The Landlord hereby acknowledges and accepts the Tenant's election as aforesaid.

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

3. In addition to net rent the Tenant shall be responsible for payment of realty taxes currently estimated at $1.20 per square foot per annum payable $1,253.80 per month (plus G.S.T.) and adjusted annually; Outside maintenance, insurance, domestic water and sewer charges estimated at $0.70 per square foot per annum payable $731.38 per month (plus G.S.T.) and adjusted annually.

4.   The parties hereby agree that the Lease shall expire on June 30, 2001.

5. The Agreement shall enure to the benefit of, and shall be binding upon the parties hereto and their respective successors and assigns.

6 All other terms and conditions shall remain the same as set out in the Lease Agreement.

This Agreement shall be irrevocable until midnight December 31, 1995 after which time, if not accepted, shall be null and void.

IN WITNESS WHEREOF, the parties have executed this Lease Renewal Agreement.

SIGNED, SEALED AND DELIVERED  )     VON-LAND CORPORATION LIMITED
in the presence of:           )                   (Landlord)
                              )
                              )
                              )     Per:  /s/ [Signature unreadable]
                                        ------------------------------------
                              )
                              )
                              )     Per:____________________________________



                              )     IRON AGE CANADA, LTD.
                              )                         (Tenant))
                              )
                              )     Per:  /s/ Keith A. McDonough, Treasurer
                                        --------------------------------------
                              )
                              )
                              )     Per:  /s/ William J. Mills, Vice President
                                        ---------------------------------------

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